Exhibit 4.1
EXECUTION VERSION
TERM LOAN AND CREDIT FACILITY AGREEMENT
PROVIDING FOR A
US$465,000,000
SECURED CREDIT FACILITY

BULLY 1, LTD.,
AS BORROWER,
THE BANKS AND FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES
HERETO,
AS LENDERS,
STANDARD CHARTERED BANK
AND
BANK OF SCOTLAND PLC,
AS ARRANGERS
AND
NIBC BANK N.V.,
AS ARRANGER, AGENT AND SECURITY TRUSTEE

December 21, 2007

(Continued)

(Continued)

(Continued)

EXHIBITS
A B-1 B-2 B-3 C D E F G H-1 H-2 I	FORM OF DRAWDOWN NOTICE
FORM OF SENIOR TERM LOAN NOTE
FORM OF SENIOR REVOLVER NOTE
FORM OF JUNIOR TERM LOAN NOTE
FORM OF MARSHALL ISLANDS MORTGAGE
FORM OF ASSIGNMENT OF EARNINGS
FORM OF ASSIGNMENT OF INSURANCES
FORM OF ASSIGNMENT OF CONSTRUCTION CONTRACTS
FORM OF SHARE PLEDGE AGREEMENT
FORM OF ACCOUNT PLEDGE
FORM OF NOTICE OF PLEDGE OF ACCOUNTS
FORM OF ASSIGNMENT OF COLLATERAL PLEDGE

SCHEDULES
1	THE LENDERS AND THE COMMITMENTS
2	CONSTRUCTION PLAN

TERM LOAN
AND CREDIT FACILITY AGREEMENT
          THIS TERM LOAN AND CREDIT FACILITY AGREEMENT is made as of the 21 day of December, 2007, by and among (i) BULLY 1, LTD., an exempt company incorporated in the Cayman Islands, as borrower (the “Borrower”), (ii) the financial institutions listed on the signature pages hereto as senior and/or junior lenders, as the case may be (together with their respective successors and assigns, the “Lenders”), (iii) STANDARD CHARTERED BANK, a company incorporated by Royal Charter in England (with reference number ZC18, hereinafter “SCB”), BANK OF SCOTLAND PLC, a banking corporation organized and existing under the laws of Scotland (“BOS”) and NIBC BANK N.V., a banking corporation organized under the laws of The Netherlands (“NIBC”), as arrangers (in such capacity and any successor thereto, the “Arrangers”) and (iv) NIBC as agent (in such capacity and any successor thereto, the “Agent”) and security trustee (in such capacity and any successor thereto, the “Security Trustee”) for the Lenders.
WITNESSETH THAT:
          WHEREAS, the Borrower desires to partly finance the construction of the drillship to be named FRONTIER BULLY I (the “Vessel”) and registered under the laws and flag of the Republic of the Marshall Islands pursuant to terms of the Construction Contracts and the Construction Plan (as such terms are defined herein);
          WHEREAS, the Borrower has entered into the Bareboat Charter (as hereinafter defined) with the Operating Entity (as hereinafter defined) relating to the Vessel and the Operating Entity will use the Vessel to perform its obligations under the MDO Contract (as hereinafter defined);
          WHEREAS, at the request of the Borrower, SCB and BOS have agreed to serve as Arrangers and NIBC has agreed to serve as an Arranger, the Agent and the Security Trustee under this Agreement and the Lenders have agreed to provide to the Borrower senior and junior secured term loans and a revolving credit facility in the aggregate amount of Four Hundred Sixty Five Million Dollars (US$465,000,000) on the terms and conditions set forth herein;
          WHEREAS, as security for the obligations under the Bareboat Charter the Operating Entity shall pledge to the Borrower all of its interest in the MDO Contract and the MDO Account (as hereinafter defined) and as security for the obligations of the Borrower under this Agreement, the Borrower shall pledge to the Security Trustee, all of its interest in the MDO Contract and the MDO Account;
          NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as set forth below:

1. DEFINITIONS
     1.1 Specific Definitions. In this Agreement the words and expressions specified below shall, except where the context otherwise requires, have the meanings attributed to them below:

“Acceptable Accounting Firm”	means Deloitte & Touche or such internationally recognized accounting firm as shall be approved by the Majority Lenders, such approval not to be unreasonably withheld;

“Account Pledges”	means any pledge of any Account, to be in form and substance satisfactory to the Agent in its sole discretion;

“Accounts”	means any account, including the Earnings Account and the MDO Account, maintained by the Borrower or the Operating Entity with the Agent or another financial institution into which the Assigned Moneys shall be deposited in accordance with Section 10.1;

“Advance(s)”	means any amount advanced to the Borrower with respect to the Facilities or (as the context may require) the aggregate amount of all such Advances for the time being outstanding;

“Agent”	has the meaning ascribed thereto in the preamble;

“Agreement”	means this Term Loan and Credit Facility Agreement as the same shall be amended, modified or supplemented from time to time;

“Applicable Margin”	means, (i) for the Senior Term Loan and the Senior Revolver, for the period prior to the completion of Construction and the delivery and acceptance of the Vessel by Shell under the MDO Contract and commencement of Shell’s obligation to make payment of one of the Operating Rates, 2.50% per annum and 1.50% per annum after such acceptance, provided however, that if the Vessel has a Utilization Rate of at least 95% (as verified by the Agent in its sole discretion, following consultation with the Technical Advisor) during the first year after its acceptance, such rate shall be 1.25% per annum; and (ii) for the Junior Term Loan, for the period prior to the completion of Construction and the delivery and acceptance of the Vessel by Shell under the MDO Contract and commencement of Shell’s obligation to make payment of one of the Operating Rates, 3.50% per annum and 2.50% per annum after such acceptance, provided however, that if the Vessel has a Utilization Rate of at least 95% (as verified by the Agent in its sole discretion, following consultation with the Technical Advisor) during the first year after its acceptance, such rate shall be 2.25% per annum;

“Applicable Rate”	means any rate of interest on the Facility Balance from time to time applicable pursuant to the first sentence of Section 6.2;

“Approved Joint Venture”	means the joint venture between, Shell EP Offshore Ventures Limited, and Frontier Drillships described in that certain Joint Venture Agreement dated October 11, 2007;

“Arrangers”	shall have the meaning ascribed thereto in the preamble;

“Assigned Moneys”	means sums received by the Lenders or the Agent pursuant to the Assignments or any of them;

“Assignments”	means each of the Assignments of Earnings, the Assignments of Insurances, the Assignments of Construction Contracts and the Assignment of Collateral Pledge;

“Assignment Notices”	means notices by the Borrower to be given pursuant to the respective Assignments, to be in form and substance satisfactory to the Agent in its sole discretion;
“Assignment of Collateral Pledge”	means the first priority assignment of the Collateral Pledge to be made by the Borrower in favor of the Security Trustee, substantially in the form of Exhibit I;

“Assignments of Construction Contracts”	means each of the first priority assignments of the Construction Contracts and other material contracts of the Borrower associated with the construction and outfitting of the Vessel including manufacturer’s warranties and guaranties in favor of the Security Trustee in respect of the Vessel, substantially in the form of Exhibit F;

“Assignment(s) of Earnings”	means first priority assignments of earnings and charterparties (including, without limitation, the Bareboat Charter), to be made by the Borrower in favor of the Security Trustee, in respect of the earnings of the Vessel, including earnings under the MDO Contract, and the mobilization fee of $15,000,000 to be paid by Shell under the MDO Contract, after completion of the Construction, substantially in the form of Exhibit D;

“Assignment(s) of Insurances”	means first priority assignments of insurances, to be made by the Borrower, and consented to by the Operating Entity, pursuant to the terms of the Bareboat Charter in favor of the Security Trustee, in respect of the insurances covering the Vessel, substantially in the form of Exhibit E;

“Banking Day(s)”	means days on which banks are open for the transaction of business of the nature required by this Agreement in New York, New York, Houston, Texas, Amsterdam, The Netherlands and London, England;

“Bareboat Charter”	means the bareboat charter dated December ___, 2007, entered into between the Borrower, as owner, and the Operating Entity, as charterer, with respect to the Vessel;

“Borrower”	has the meaning ascribed thereto in the preamble, and any permitted successor or assign;

“Builders”	means each of (i) Shanghai Shipyard Co. Ltd., (ii) Keppel and (iii) Huisman Special Lifting Equipment B.V.;

“Capital Contribution Funding”	means the capital contribution funding to be provided by the Joint Venturers in a maximum aggregate principal amount of One Hundred Fifteen Million Dollars ($115,000,000), Forty Eight Million Dollars ($48,000,000) of which shall have been made as of the date of this Agreement and Sixty Seven Million Dollars ($67,000,000) of which shall be made pursuant to the terms of the Contribution Agreement;

“Capital Expenditures”	means, for any Person for any period, the sum of, without duplication, (a) all expenditures relating to the Vessel made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefore or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one (1) year plus (b) the aggregate principal amount of all Indebtedness (including obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be;

“Capitalized Leases”	means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases;

“Cash Equivalents”	means any of the following having a maturity of not greater than 180 days from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) certificates of deposit of or time deposits with any commercial bank that is a Lender or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1,000,000,000, (c) commercial paper in an aggregate amount of no more than $5,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the equivalent grade) by S&P or (d) Investments, classified in accordance with GAAP as Current Assets of the Borrower or any of its Subsidiaries, in money market funds that are registered under the Investment Company Act of 1940, as amended, the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition;

“Classification Society”	means Det Norske Veritas in Houston, Texas with whom the Vessel is or will be entered and who has conducted or will conduct periodic physical surveys and/or inspections of the Vessel;

“Code”	means the Internal Revenue Code of 1986, as amended, and any successor statute and regulations promulgated thereunder;

“Collateral Pledge”	means the first priority pledge made by the Operating Entity in favor of the Borrower pursuant to the terms of the Bareboat Charter in respect of the MDO Contract, the MDO Account and the insurances covering the Vessel, in the form attached to the Bareboat Charter;

“Commitment(s)”	means, with respect to any Lender, the portion of the Facilities set out opposite its name on Schedule 1 hereto or, as the case may be, pursuant to any assignment made pursuant to Section 11, which portion may be reduced in accordance with the terms of this Agreement;

“Consolidated”	refers to the consolidation of accounts in accordance with GAAP;

“Consolidated Net Income”	means, with respect to the Borrower and its Subsidiaries for any period, the net income (or loss) of the Borrower and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP, after allowances for taxes for such period; provided, however that the following shall be excluded from such net income (or loss): (a) the net income of any Person in which the Borrower or any of its Subsidiaries has an interest (which interest does not cause the net income of such Person to be Consolidated with the net income of the Borrower and its Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such Person to the Borrower or any of its Subsidiaries, (b) the net income during such period of any Subsidiary of the Borrower that is not a Security Party to the extent that the declaration or payment or dividends or similar distributions by that Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or governmental authorization (which has not been obtained) applicable to such Subsidiary, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, (c) any extraordinary non-cash gains or losses during such period and (d) any gains or losses attributable to write-ups or write-downs of assets; provided further that if the Borrower or any of its Subsidiaries shall acquire or dispose of any material property during such period, then Consolidated Net Income shall be calculated after giving pro forma effect to such acquisition or disposition, as if such acquisition or disposition had occurred on the first day of such period;

“Construction”	means the construction of the Vessel by the Builders, which began on June 23, 2007, pursuant to the Construction Plan;

“Construction Contracts”	means each of the contracts in excess of $15,000,000 between the Security Parties and a shipyard or third party vendor relating to the construction of the Vessel, including, but not limited to (i) the Contract for the Construction of the Vessel, entered into by and between Shanghai Shipyard Co., Ltd. and the Borrower, dated June 23, 2007; (ii) the Agreement for the integration of the Vessel, entered into by and between Keppel Shipyard Limited and the Borrower, dated June 28, 2007; and (iii) the agreement between Huisman Special Lifting Equipment B.V. and the Borrower in respect of the construction of the drill tower on the Vessel dated April 13, 2007, in each case including any refund guarantees, performance guarantees, completion guarantees and/or performance bonds associated therewith;

“Construction Plan”	means the plan relating to the construction of the Vessel, including the timing and budget for the construction, attached hereto as Schedule 2 as it may be amended or supplemented in accordance with this Agreement;

“Contribution Agreement”	means the Capital Contribution and Note Purchase Agreement dated as the date hereof between Borrower and the Joint Venturers in respect of the obligation of the Joint Venturers to (i) make additional capital contributions to the Borrower in connection with the Capital Contribution Funding in the aggregate amount of $67,000,000 and (ii) the Cost Overrun Notes, such notes to be fully subordinated on a cash basis and a security basis to the obligations of the Borrower to the Lenders hereunder and under the Security Documents;

“Cost Overrun Note(s)”	means a promissory note of the Borrower substantially in the form of Exhibit A to the Contribution Agreement;

“Current Assets”	of any Person means all assets (other than non-cash obligations under FAS 133) of such Person that would, in accordance with GAAP, be classified as current assets on a Consolidated balance sheet of a company conducting a business the same as or similar of that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP;

“Current Liabilities”	of any Person means (a) all Indebtedness of such Person except Funded Debt, (b) all amounts of Funded Debt of such Person required to be paid or prepaid within one year after such date and (c) all other items (including taxes accrued as estimated but excluding non-cash obligations under FAS 133) that in accordance with GAAP would be classified as current liabilities on a Consolidated balance sheet of such Person;

“Default Rate”	has the meaning ascribed thereto in Section 6.2;

“Delivery Date”	that date which is the Banking Day on which the Vessel is delivered to and accepted by Shell under the MDO Contract, provided such day occurs no later than December 30, 2010;

“Depositary”	means the Agent or such other bank as the Agent shall designate;

“DOC”	means a document of compliance issued to an Operator in accordance with Rule 13 of the ISM Code;

“Dollars” and the sign “$”	means the legal currency, at any relevant time hereunder, of the United States of America and, in relation to all payments hereunder, in same day funds settled through the New York Clearing House Interbank Payments System (or such other Dollar funds as may be determined by the Lenders to be customary for the settlement in New York City of banking transactions of the type herein involved);

“Drawdown Dates”	means collectively the Senior Term Loan Drawdown Dates, the Senior Revolver Drawdown Dates and the Junior Term Loan Drawdown Dates;

“Drawdown Notice”	has the meaning ascribed thereto in Section 3.4;

“Earnings Account”	means the account, to be maintained by the Borrower with the Agent or another financial institution acceptable to the Agent into which all earnings relating to the Bareboat Charter shall be deposited in accordance with Section 10.1;

“Environmental Approvals”	has the meaning ascribed thereto in Section 2.1(u);

“Environmental Claim”	has the meaning ascribed thereto in Section 2.1(u);

“Environmental Laws”	has the meaning ascribed thereto in Section 2.1(u);

“ERISA”	means the Employment Retirement Income Security Act of 1974, as amended;

“ERISA Affiliate”	means a trade or business (whether or not incorporated) which is under common control with the Borrower within the meaning of Sections 414(b), (c), (m) or (o) of the Code;

“Event(s) of Default”	means any of the events set out in Section 8.1;

“Excess Cash Flow”	means, for any period, without duplication,
(a)    the sum of: (i) Consolidated Net Income of the Borrower and its Subsidiaries for such period plus (ii) the aggregate amount of all non cash charges deducted in arriving at such Consolidated Net Income plus (iii) if there was a net increase in Consolidated Current Liabilities (excluding any short-term borrowing or current maturities of long-term Indebtedness) of the Borrower and its Subsidiaries during such period, the amount of such net increase plus (iv) if there was a net decrease in Consolidated Current Assets (excluding cash and Cash Equivalents) of the Borrower and its Subsidiaries during such period, the amount of such net decrease; less

(b)   the sum of: (i) the aggregate amount of all non cash credits included in arriving at such Consolidated Net Income plus (ii) if there was a net decrease in Consolidated Current Liabilities (excluding any short-term borrowing or current maturities of long-term Indebtedness) of the Borrower and its Subsidiaries during such period, the amount of such net decrease plus (iii) if there was a net increase in Consolidated Current Assets (excluding cash and Cash Equivalents) of the Borrower and its Subsidiaries during such period, the amount of such net increase plus (iv) the aggregate amount of Capital Expenditures of the Borrower and its Subsidiaries paid in cash during such period solely to the extent permitted by this Agreement plus (v) the aggregate amount of all regularly scheduled principal payments of Funded Debt made during such period plus (vi) the aggregate principal amount of all commitment reductions in the Revolving Credit Facility during such period;

“Facility(ies)”	means the credit facility, consisting of each of the Senior Term Loan, the Senior Revolver and the Junior Term Loan, to be made available to the Borrower by the Lenders pursuant to Section 3.2 in the maximum principal amount of Four Hundred Sixty Five Million Dollars ($465,000,000);

“Facility Balance”	means the aggregate Dollar amount of the Facilities, including unpaid costs and accrued but unpaid interest, at any relevant time then outstanding;

“Fee Letter”	means the letter dated July 2, 2007, entered into by and between the Borrower and the Agent, on behalf of the Lenders, in respect of the fees referred to therein;

“Final Payment Date”	means the date which is the earlier of (i) five (5) years after the Delivery Date (or such earlier date as the Commitments shall have been terminated in accordance with the terms herein), or (ii) December 31, 2015; provided, that if such date is not a Banking Day, then the Final Payment Date shall be the next following Banking Day unless such next following Banking Day falls in the following month, in which case the Final Payment Date shall be the immediately preceding Banking Day;

“FDR Holdings”	means FDR Holdings Limited, an exempt company incorporated in the Cayman Islands;

“Foreign Lender”	means any Lender that is organized under the laws of a jurisdiction other than the United States;

“Frontier Drillships”	means Frontier Drillships, Ltd., an exempt company incorporated in the Cayman Islands;

“Funded Debt”	of any Person means Indebtedness in respect of the Facilities, in the case of the Borrower, and all other Indebtedness of such Person that by its terms matures more than one (1) year after the date of determination or matures within one (1) year from such date but is renewable or extendible, at the option of such Person, to a date more than one (1) year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one (1) year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one (1) year after the date of determination;

“GAAP”	has the meaning given to it in Section 1.3 below;

“Hedging Agreement”	means any interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, currency hedging agreement or other similar agreement or arrangement entered into between the Borrower and the Arrangers, or another financial institution reasonably acceptable to the

Arrangers, which is designed to protect the Borrower against fluctuations in interest rates or currency rates applicable under this Agreement, to or under which the Borrower is a party or a beneficiary on the date of this Agreement or becomes a party or a beneficiary hereafter which will be covered by a 1992 or 2002 multicurrency cross border ISDA Master Agreement (ISDA Master Agreement), issued by the International Swaps and Derivatives Association, entered into by the Borrower and an Arranger or another financial institution as aforesaid, provided however that, notwithstanding anything to the contrary contained herein or in any of the Security Documents, only Hedging Agreements entered into by and between the Borrower, the Arrangers or any Lender shall be secured on a pari passu basis;

“Hedging Counterparty(ies)”	means any hedging counterparty under any Hedging Agreement;

“Hedging Exposure”	means, at any relevant date and in relation to a Hedging Counterparty, the amount certified by the Hedging Counterparty to the Agent to be the aggregate net amount in Dollars which would be payable by the Borrowers to the Hedging Counterparty under (and calculated in accordance with) section 6(e) (Payments on Early Termination) of the ISDA Master Agreements entered into by each of the Hedging Counterparties with the Borrower;

“Indebtedness”	means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereof or the completion of such services, except trade payables, (v) all obligations on account of principal of such Person as lessee under capitalized leases, (vi) all indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; provided that the amount of such indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such indebtedness, and (vii) all indebtedness of other Persons guaranteed by such Person to the extent guaranteed; the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that the amount outstanding at any time of any indebtedness issued with original issue discount is the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in conformity with GAAP; and; provided further that Indebtedness shall not include (i) any liability for current or deferred federal, state, local or other taxes, (ii) any trade payables or (iii) the Cost Overrun Notes issued pursuant to the Contribution Agreement;

“Initial Advance”	means that portion of the Senior Term Loan to be advanced on the Initial Drawdown Date;

“Initial Drawdown Date”	means the Drawdown Date on which the first Advance under the Facility shall be drawn down pursuant to Section 3;

“Initial Payment Date”	means that day which is the last Banking Day of the first complete fiscal quarter after the Delivery Date;

“Interest Bearing Debt”	means the aggregate Indebtedness of the Borrower, less any existing shareholders notes and loans, so long as interest accrued thereon is not paid;

“Interest Period”	means periods of one, (1) three (3) or six (6) months selected by the Borrower pursuant to Section 6.1, or such other period selected by the Borrower and agreed to by the Agent;

“Investment”	means as to any Person any loan or advance to such Person, any purchase or other acquisition of any equity interests or debt or the assets comprising a division or business unit (including any vessel) or a substantial part of all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation (or similar transaction) and any arrangement pursuant to which the investor incurs Indebtedness in respect of such Person;

“ISM Code”	means the International Safety Management Code for the Safe Operating of Ships and for Pollution Prevention constituted pursuant to Resolution A. 741(18) of the International Maritime Organization and incorporated into the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“ISPS Code”	means the International Ship and Port Facility Code adopted by the International Maritime Organization at a conference in December 2002 and amending the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“ISSC”	means the International Ship Security Certificate issued pursuant to the ISPS Code;

“Joint Venturers”	means Frontier Drillships and Shell EP Offshore Ventures Limited as the shareholders of the Borrower;

“Junior Lenders”	means the Lenders providing the Junior Term Loan and identified as such on Schedule 1;

“Junior Term Loan”	has the meaning ascribed thereto in Section 3.1(a);

“Junior Term Loan Drawdown Date(s)”	means the dates, each being a Banking Day, upon which the Borrower has requested that an Advance under the Junior Term Loan be made available to the Borrower, and such Advance is made, as provided in Section 3;

“Junior Term Loan Note”	means the promissory note to be executed by the Borrower to evidence the Junior Term Loan, substantially in the form of Exhibit B-3;

“Keppel”	means Keppel Shipyard Limited of Singapore;

“Lender(s)”	has the meaning ascribed thereto in the preamble;

“LIBOR”	means, with respect to any Interest Period, the rate per annum determined by the Agent to be equal to the quotient of (a) (i) the interest rate at which Dollar deposits are offered in the London Interbank Eurodollar Market for the applicable Interest Period determined in accordance with Section 6.1 as displayed at approximately 11:00 a.m. London time on the second Banking Day preceding the first day of such Interest Period on Page 3750 of the Telerate Service (or such other display as may replace Page 3750 on the Telerate Service) or (ii) if no such rate is displayed, the interest rate at which Dollar deposits are offered to the Agent in the London Interbank Eurodollar Market for the applicable Interest Period determined in accordance with Section 6.1 divided by (b) a number equal to 1.00 minus the LIBOR Rate Reserve Percentage;

“LIBOR Rate Reserve Percentage”	means, for any day, the maximum percentage (expressed as a decimal) specified from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirements (including, but not limited to supplemental, marginal or emergency reserves) with respect to eurocurrency funding of a member bank in such system or a similar requirement of the applicable regulatory agency having jurisdiction over a Lender;

“Majority Lenders”	means Senior Lenders whose Commitments exceed sixty-six and two-thirds percent (66 2/3%) of the total Commitments;

“MDO Account”	means the account, to be maintained with a bank acceptable to the Agent into which all earnings relating to the MDO Contract shall be deposited in accordance with the Bareboat Charter;

“MDO Contract”	means the marine drilling order dated as of June 4, 2007 between Shell and Frontier Drillships and assigned to the Borrower, and subsequently assigned to the Operating Entity and the marine drilling agreement dated

December 19, 2005 between Shell Exploration & Production and FDR Holdings;

“Mortgage”	means the first preferred mortgage to cover the Vessel under the laws of the Republic of the Marshall Islands, to be granted by the Borrower in favor of the Security Trustee, substantially in the form of Exhibit C, as set out in Section 9.1(s);

“Notes”	means collectively, the Senior Term Loan Note, the Senior Revolver Note and the Junior Term Loan Note;

“Notice of Pledge of Earnings Account”	means the notice of pledge of Earnings Account to be executed by the Borrower and consented to by the Agent, substantially in the form of Exhibit H-2;

“Operating Entity”	means Bully Drilling, Ltd., an exempt company incorporated in the Cayman Islands, and any permitted successor or assign;

“Operating Rate”	means the Operating Rate, Reduced Operating Rate, the Re-Drill Rate and the Force Majeure Rate (each as defined in the MDO Contract);

“Operator”	means, with respect to the Vessel, the Borrower or an affiliate of the Borrower, or, subject to the sole discretion of the Agent, such Person(s) with whom the Borrower has contracted to be concerned with the operation of the Vessel and falls within the definition of “Company” set out in rule 1.1.2 of the ISM Code;

“Payment Dates”	means the Initial Payment Date and the dates falling at quarterly intervals thereafter, the last of which is the Final Payment Date; provided, that if any such date is not a Banking Day, then the relevant Payment Date shall be the next following Banking Day unless such next following Banking Day falls in the following month, in which case such Payment Date shall be the immediately preceding Banking Day;

“Permitted Indebtedness”	means (i) Indebtedness under this Facility, (ii) Indebtedness under the Contribution Agreement, (iii) trade debt incurred in the ordinary course of business which is not more than thirty (30) days past due or is being disputed in good faith and (iv) Indebtedness to fund any cost overruns not funded by the Standby Funding or the Junior Term Loan; provided that the Borrower requests and receives the prior written consent of the Agent, in its sole discretion, and any such Indebtedness is fully subordinated on a cash basis and a security basis to the obligations of the Borrower to the Lenders hereunder and under the Security Documents on terms acceptable to the Agent on behalf of the Lenders;

“Permitted Liens”	means:

(i)   liens for Taxes not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided provision is made to the extent required by GAAP for the eventual payment thereof in the event it is found that such are payable by the Borrower;

(ii)  liens of carriers, warehousemen, mechanics, materialmen and landlords, including, but not limited to, trade credit under industry standard terms, incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided provision is made to the extent required by GAAP for the eventual payment thereof in the event it is found that such sums are payable by the Borrower;

(iii) maritime liens:

(a) arising in the ordinary course of business by operation of law in respect of sums which are not overdue or of which the Borrower is unaware or that are being contested in good faith by appropriate proceedings and for which reserves have been made to the reasonable satisfaction of the Agent; or

(b) arising in connection with salvage and general average; or

(c) arising in connection with crew wages claimed but not paid;

(iv) liens incurred in the ordinary course of business

       in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders and statutory obligations entered into in the ordinary course of business or to secure obligations on surety or appeal bonds in the ordinary course of business or easements, rights of way and similar encumbrances incurred in the ordinary course of business and not interfering with the ordinary conduct of the business of the Borrower;

(v) liens incurred in connection with Permitted Indebtedness; and

(vi) liens required by the terms of this Agreement;

“Person”	means any individual, sole proprietorship, corporation, partnership (general or limited), limited liability company, business trust, bank, trust company, joint venture, association, joint stock company, trust or other unincorporated organization, whether or not a legal entity, or any government or agency or political subdivision thereof;

“Plan”	means any employee benefit plan covered by Title IV of ERISA;

“Pledge of Earnings Account”	means the pledge or assignment executed or to be executed by the Borrower in favor of the Security Trustee in respect of the Earnings Account, substantially in the form of the Account Pledge set out in Exhibit H-1;

“Pledgor(s)”	means each of the Borrower, Frontier Drillships and Shell EP Offshore Ventures Limited and any party acquiring an ownership stake in the Borrower in connection with the Approved Joint Venture;

“Purchasers”	means each of the purchasers identified in the Sponsor Purchase Agreement;

“Reset Letter”	means the letter dated July 2, 2007, entered into by and between the Borrower and the Agent, on behalf of the Lenders, in respect of the Approved Joint Venture;

“Scheduled Debt Service”	means, with respect to the Borrower, the periodic payments necessary to meet principal and interest requirements of the Borrower’s Indebtedness;

“Security Document(s)”	means the Mortgage, the Assignments, the Share Pledge Agreements, the Pledge of Earnings Account, the Collateral Pledge or any documents required by the Agent in substitution for any of the foregoing and any other documents that may be executed as security for the repayment of the Facilities;

“Security Party(ies)”	means the Borrower and the Pledgors or any of them, as the context may require;

“Security Period”	means the period from the Initial Drawdown Date to the date upon which the Facilities and all other amounts due to the Lenders pursuant to this Agreement, the Notes and the Security Documents becomes repayable and is repaid in full or prepaid in full;

“Security Trustee”	has the meaning ascribed thereto in the preamble;

“Senior Facility”	means the Senior Term Loan and the Senior Revolver;

“Senior Lenders”	means those Lenders providing the Senior Term Loan and Senior Revolver and identified as such on Schedule 1;

“Senior Revolver”	has the meaning ascribed thereto in Section 3.1(a);

“Senior Revolver Drawdown Date(s)”	means the dates, each being a Banking Day, upon which the Borrower has requested that an Advance under the Senior Revolver be made available to the Borrower, and such Advance is made, as provided in Section 3;

“Senior Revolver Note”	means the promissory note to be executed by the Borrower to evidence the Senior Revolver, substantially in the form of Exhibit B-2;

“Senior Term Loan”	has the meaning ascribed thereto in Section 3.1(a);

“Senior Term Loan Drawdown Date”	means the date, being a Banking Day, upon which the Borrower has requested that the Senior Term Loan be made available to the Borrower, and such Advance is made, as provided in Section 3;

“Senior Term Loan Note”	means the promissory note to be executed by the Borrower to evidence the Senior Term Loan, substantially in the form of Exhibit B-1;

“Share Pledge Agreement(s)”	means the pledge of ordinary shares of the Borrower and the Operating Entity to be executed by the Pledgors in favor of the Security Trustee pursuant to Section 4.1(d) hereof substantially in the form of Exhibit G;

“Shell”	means Shell Offshore Inc., a corporation organized under the laws of the State of Delaware;

“Shell EP Offshore Ventures Limited”	means Shell EP Offshore Ventures Limited, a company organized under the laws of the United Kingdom and a 100% subsidiary of Enterprise Oil Limited;

“SMC”	means a safety management certificate issued in respect of the Vessel in accordance with Rule 13 of the ISM Code;

“Sponsor Purchase Agreement”	means the Preferred Shares, Notes and Ordinary Shares Purchase Agreement dated as of October 30, 2007 between FDR Holdings, Frontier Drillships and the Purchasers in respect of the obligation of the Purchasers to purchase securities of Frontier Drillships and FDR Holdings in connection with (i) the Capital Contribution Funding in the aggregate amount of $33,500,000 and (ii) the Standby Funding in the aggregate principal amount of up to $50,000,000, all on the terms and conditions provided therein;

“Standby Funding”	means the committed standby funding to be provided by the Joint Venturers pursuant to the Contribution Agreement to fund cost overruns in the maximum aggregate principal amount of One Hundred Million Dollars ($100,000,000); provided, however that such commitment may be reduced to Fifty Million Dollars ($50,000,000) if after arrival of the Vessel at Keppel and the arrival of all major equipment and components to be incorporated into the Vessel (other than the blow-out preventer and drilling riser) the Technical Advisor shall confirm to the Agent that the Construction is still scheduled to be completed on time and within budget materially in accordance with the Construction Plan;

“Subsidiary(ies)”	means, with respect to any Person, any business entity of which more than 50% of the outstanding voting stock or other equity interest is owned directly or indirectly by such Person and/or one or more other Subsidiaries of such Person;

“Taxes”	means any present or future income or other taxes, levies, duties, charges, fees, deductions, or withholdings of any nature now or hereafter imposed, levied, collected, withheld, or assessed by any taxing authority whatsoever, except for (i) taxes on or measured by the overall net income, gross income, gross receipts or capital of the Agent or a Lender (however denominated or franchise taxes imposed in lieu of such a tax) imposed by the national, state or local jurisdiction in which a Lender is organized, or in which its principal office is located, or in which the Facilities are booked, or imposed by any governmental subdivision or taxing authority of any thereof or by the jurisdiction selected by a Lender (or any political subdivision or taxing authority thereof) in which the Facility Balance is from time to time payable, (ii) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction, (iii) such taxes as are levied as a result of business transactions of the Agent or any Lender that are unrelated to the transactions contemplated by this Agreement and (iv) any withholding tax to the extent it is attributable to such Foreign Lender’s failure or inability (other than as a result of a change in law) to comply with Section 11.5;

“Technical Advisor”	means Det Norske Veritas AS in Oslo, Norway who shall advise the Agent and Lenders in connection with the Construction;

“Total Loss”	has the meaning ascribed thereto in the Mortgage;

“Underwriting Letter”	means the letter dated the date hereof, entered into by and between the Borrower and the Agent in respect of the fees referred to therein;

“Utilization Rate”	means the percentage obtained by dividing (i) the number of days the Operating Entity is entitled to receive compensation at the Operating Rate for a given period by (ii) the actual number of days in such period; and

“Vessel”	means the drillship to be named “Frontier Bully I” to be constructed in accordance with the Construction Contracts and registered under the laws and flag of the Republic of the Marshall Islands.
     1.2 Computations of Time Periods; Other Definitional Provisions. In this Agreement, the Notes and the Security Documents, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”; words importing either gender include the other gender; references to “writing” include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, clauses (or subdivisions of clauses), exhibits, annexes or schedules are to this Agreement, the Notes or such Security Document, as applicable; references to agreements and other contractual instruments (including this Agreement, the Notes and the Security Documents) shall be deemed to include all subsequent amendments, amendments and restatements, supplements, extensions, replacements and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of this Agreement, the Notes or any Security Document); references to any matter that is “approved” or requires “approval” of a party shall mean approval given in the sole and absolute discretion of such party unless otherwise specified.
     1.3 Accounting Terms. Unless otherwise specified herein, all accounting terms used in this Agreement, the Notes and in the Security Documents shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Agent or to the Lenders under this Agreement shall be prepared, in accordance with generally accepted accounting principles for the United States (“GAAP”).
     1.4 Certain Matter Regarding Materiality. To the extent that any representation, warranty, covenant or other undertaking of the Borrower in this Agreement is qualified by reference to those which are not reasonably expected to result in a “material adverse effect” or language of similar import, no inference shall be drawn therefrom that any Agent or any Lender has knowledge or approves of any noncompliance by the Borrower with any governmental rule, as in effect from time to time.
     1.5 Forms of Documents. Except as otherwise expressly provided in this Agreement, references to documents or certificates “substantially in the form” of Exhibits to another document shall mean that such documents or certificates are duly completed in the form of the related Exhibits with substantive changes subject to the provisions of Section 19.6 of this Agreement, as the case may be, or the correlative provisions of the Security Documents.
2. REPRESENTATIONS AND WARRANTIES
     2.1 Representations and Warranties. In order to induce the Agent, the Security Trustee and the Lenders to enter into this Agreement and to make the Facilities, the Borrower on its own behalf and, where applicable, on behalf of the Security Parties (other than Shell EP Offshore Ventures Limited), represents and warrants to the Agent, the Security Trustee and the Lenders (which representations and warranties shall survive the execution and delivery of this Agreement and the making of the Facilities) that:
(a)	Use of Proceeds. The Borrower requires the Facilities for use in connection with its lawful corporate purposes and for no other purposes and the Borrower’s use of the Facilities does not contravene any law, official requirement or other regulatory measure or procedure implemented to combat “money laundering” (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities) and comparable United States Federal and state laws;

(b)	Corporate Status. Each of the Security Parties is a company duly organized and validly existing under the laws of its jurisdiction of formation, and are qualified to do business in each jurisdiction wherein the nature of the business transacted thereby makes such qualification necessary;

(c)	Corporate Authority. Each of the Security Parties has full power and authority to, and all necessary consents and authorities have been obtained to permit the Borrower to carry on its business as now being conducted and enter into and perform its obligations under this Agreement, the Notes and the Security Documents to which it is a party and to borrow, service and repay the Facilities and no further consents or authorities are necessary for the service and repayment of the Facilities or any part thereof;

(d)	MDO Contract Validity. The MDO Contract constitutes a legal, valid and binding obligation of the Operating Entity and, to the best of the Borrower’s knowledge, Shell, enforceable in accordance with its terms, subject, however, to the effect of insolvency or bankruptcy laws affecting generally the enforcement of creditors’ rights;

(e)	Enforceability. Each of this Agreement, the Notes and the Security Documents constitutes the legal, valid and binding obligation of each of the Security Parties as is a party thereto, enforceable thereagainst in accordance with its terms, subject, however, to the effect of insolvency or bankruptcy laws affecting generally the enforcement of creditors rights;

(f)	Filings; Stamp Taxes. Other than the recording of the Mortgage with the Maritime Administrator of the Republic of the Marshall Islands in New York on the Delivery Date and the filing of UCC Financing Statements with the Recorder of Deeds in Washington, D.C. in respect of the Security Documents, and fees consequent thereto, it is not necessary for the legality, validity, enforceability or admissibility into evidence of this Agreement, the Notes or the Security Documents that any of them or any document relating thereto be registered, filed recorded or enrolled with any court or authority in any relevant jurisdiction or that any stamp, registration or similar Taxes be paid on or in relation to this Agreement, the Notes or any of the Security Documents;

(g)	Approvals; Consents. All consents, licenses, approvals and authorizations required, whether by statute or otherwise, in connection with the entry into and performance by each of the Security Parties, and the validity and enforceability against each of the Security Parties, of this Agreement, the Notes and the Security Documents to which it is a party have been obtained and are in full force and effect;

(h)	Violation of Law, Contracts. The execution and delivery of, the performance of its obligations under, and compliance by each of the Security Parties with the provisions of this Agreement, the Notes and the Security Documents to which they are parties do not, and will not during the Security Period, contravene (i) any applicable law or regulation existing at the date hereof, (ii) any contractual restriction binding each of the Security Parties or their assets or (iii) the constituting instruments of the Borrower the Operating Entity or the Pledgors;

(i)	Litigation. No action, suit or proceeding is pending or threatened against any Security Party which is likely to affect adversely the ability of any Security Party to perform its obligations hereunder;

(j)	Defaults. Neither the Borrower nor the Operating Entity is in default under any material agreement by which it is bound, nor is it in default in respect of any material financial commitments or obligations. No material default has occurred and is continuing or would result from the consummation of the transaction contemplated by this Agreement or any other Security Document;

(k)	Investment Company. None of the Security Parties are required to be registered as an “investment company” (as defined in the Investment Company Act of 1940, as amended);

(l)	Margin Stock. None of the proceeds of the Facilities will be used to purchase or carry margin stock or extend credit to others for the purpose of purchasing or carrying margin stock within the meanings of Regulations T, U or X of the Board of Governors of the Federal Reserve System; neither the Borrower nor the Pledgors is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System;

(m)	Financial Information. All information and other data furnished by the Security Parties to the Agent or the Lenders are complete and correct and accurately and fairly represent the financial condition of the Borrower or the Operating Entity, as the case may be, as of the date or respective dates thereof and the results of operations thereof for the period or respective periods covered by such financial information, and there has been no material adverse change in the financial condition or results of operations thereof other than as previously disclosed to the Agent in writing; neither the Borrower nor the Operating Entity has any contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate except as disclosed in such statements, information and data;

(n)	The Vessel.
(i)	During Construction, the Vessel will be insured in accordance with Section 9.1(l).

(ii)	After completion of the Construction:
(a)	the Vessel will be classed in the highest classification and rating for vessels of the same age and type with the relevant Classification Society without any material outstanding overdue recommendations affecting class;

(b)	the Vessel will be in every material way fit for its intended services;

(c)	the Vessel will comply with all relevant laws, regulations and requirements (including environmental laws, regulations and requirements), statutory or otherwise, as are applicable to (A) vessels documented under Marshall

Islands flag and (B) vessels engaged in a trade or operations similar to that to be performed by the Vessel, except where the failure to so comply would not have a material adverse effect on the operation of the Vessel in its intended trade or the financial condition of the Borrower;

(d)	the Facility will be secured by the Mortgage, entered into by the Borrower in favor of the Security Trustee; and

(e)	the Vessel will be insured in accordance with the provisions of the Mortgage and Section 9.1(l) herein.
(o)	Ownership. (i) All of the outstanding ordinary shares of the Operating Entity are owned by the Borrower, (ii) 50% of the outstanding ordinary shares of the Borrower are owned by Frontier Drillships and (iii) 50% of the outstanding ordinary shares of the Borrower are owned by Shell EP Offshore Ventures Ltd., and (iv) all of the outstanding ordinary shares of Frontier Drillships are owned by FDR Holdings. None of such ordinary shares or capital stock is, other than as provided in the Sponsor Purchase Agreement or the Approved Joint Venture, subject to any existing option, warrant, call, right, commitment or other agreement of any character to which either the Borrower, the Operating Entity or the Pledgors is a party requiring, and there are no securities or interests of the Borrower outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional equity interests of the Borrower or the Operating Entity or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase partnership interests, ordinary shares or other equity securities of the Borrower or the Operating Entity, as the case may be. There are no shareholder agreements or other written agreements among the Borrower’s shareholders other than as contemplated by the Sponsor Purchase Agreement, the Contribution Agreement or the Approved Joint Venture;

(p)	Foreign Assets Control Regulation. None of the transactions contemplated herein will violate any of the provisions of the Foreign Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 500, as amended), any of the provisions of the Cuban Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 515, as amended), any of the provisions of the Iranian Assets Control Regulations (Title 31, Code of Federal Regulations, Chapter V, Part 560, as amended) or any provisions of Executive Order No. 12810, or any of the provisions of the Regulations of the United States of

America Governing Transactions in Foreign Shipping of Merchandise (Title 31, Code of Federal Regulations, Chapter V, Part 505, as amended);

(q)	Offices. The registered office of each of the Borrower and the Operating Entity is located at Appleby Trust (Cayman) Ltd., Clifton House, 75 Fort Street, P.O. Box 1350, Grand Cayman KY1-1108, Cayman Islands;

(r)	ERISA. The execution and delivery by the Borrower of this Agreement, the Notes and the Security Documents and the consummation by the Borrower of the transactions hereunder and thereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code. No condition exists or event or transaction has occurred in connection with any Plan maintained or contributed to by any Security Party or any ERISA Affiliate thereof resulting from the failure of any thereof to comply with ERISA insofar as ERISA applies thereto which is reasonably likely to result in the Borrower, the Operating Entity or the Pledgors or any ERISA Affiliate thereof incurring any liability, fine or penalty which individually or in the aggregate would have a material adverse effect on the Borrower, the Operating Entity or the Pledgors;

(s)	Taxes. The Borrower and the Operating Entity have each filed or caused to be filed all tax returns which are required to have been filed and have paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property or assets;

(t)	Payments Free of Taxes. All payments made or to be made by the Borrower under or pursuant to this Agreement, the Notes and the Security Documents may be made free and clear of, and without deduction or withholding for or on account of, any Taxes, provided all Foreign Lenders comply with Section 11.5;

(u)	Environmental Compliance. (i) Each of the Borrower and the Operating Entity is in material compliance with all applicable United States federal and state, local, foreign and international laws, regulations, conventions and agreements relating to pollution prevention or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, navigable waters, waters of the contiguous zone, ocean waters and international waters), including, without limitation, laws, regulations, conventions and agreements relating to (1) emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous materials, oil, hazardous substances, petroleum and petroleum products and by-products (“Materials of Environmental Concern”), and (2) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (“Environmental Laws”); (ii) each of the Borrower and the Operating Entity has all permits (except those permits the failure of which to obtain would not result in a material adverse affect), licenses, approvals, rulings, variances, exemptions, clearances, consents or other authorizations required under applicable Environmental Laws (“Environmental Approvals”) and each of the Borrower and the Operating Entity will, when required, be in material compliance with all Environmental Approvals required to operate its business as then being conducted; (iii) neither the Borrower nor the Operating Entity has received any notice of any claim, action, cause of action, investigation or demand by any Person, entity, enterprise or government, or any political subdivision, intergovernmental body or agency, department or instrumentality thereof, alleging potential liability for, or a requirement to incur, investigatory costs, cleanup costs, response and/or remedial costs (whether incurred by a governmental entity or otherwise), natural resources damages, property damages, Personal injuries, attorneys’ fees and expenses, or fines or penalties, in each case arising out of, based on or resulting from (1) the presence, or release or threat of release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such Person, or (2) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or Environmental Approval (“Environmental Claim”) (other than Environmental Claims that have been fully and finally adjudicated or otherwise determined and all fines, penalties and other costs, if any, payable by the Borrower or the Operating Entity, as the case may be, in respect thereof have been paid in full or which are fully covered by insurance (including permitted deductibles)); and (iv) to the best of the Borrower’s knowledge there are no circumstances that may prevent or interfere with such material compliance in the future;

(v)	Environmental Claims. There is no Environmental Claim pending or, to the best of the Borrower’s knowledge, threatened against the Borrower or the Operating Entity;

(w)	Past Environmental Matters. To the best of the Borrower’s knowledge, there is no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could form the basis of any Environmental Claim against the Borrower or Operating Entity;

(x)	Compliance with ISM Code and ISPS Code. Upon the Delivery Date, the Vessel and its respective Operator will comply with, to the extent applicable, with the requirements of the ISM Code, and the ISPS Code including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto;

(y)	Borrower’s Activities. The Borrower (i) is not engaged in any other business activity other than the Construction and chartering of the Vessel and activities relating thereto, (ii) has no subsidiaries other than as permitted by this Agreement and as disclosed to the Agent, and (iii) has no Indebtedness other than Permitted Indebtedness;

(z)	Sponsor Purchase Agreement. The Sponsor Purchase Agreement has been entered into by the parties thereto and remains in full force and effect;

(aa)	Choice of Law. The choice of New York law to govern the Facility, and all documents appertaining thereto, and submission to the jurisdiction of the New York courts is valid and binding;

(bb)	Liens. Other than Permitted Liens, there are no liens of any kind on any property owned by the Borrower other than those liens created pursuant to this Agreement or the Security Documents or permitted thereby;

(cc)	Solvency. (a) the present fair market salable value of its assets is not and shall not be less than the amount that will be required to pay its probable liability on its then existing debts, including, to the extent they are reportable as such in accordance with GAAP, contingent liabilities, as they mature, (b) the Borrower does not and will not have unreasonably small working capital with which to continue its business and (c) the Borrower has not incurred, does not intend to incur and does not believe it will incur, debts beyond its ability to pay such debts as they mature;

(dd)	Title to Property. Borrower has good and marketable title to, or valid and subsisting leasehold interest in, its properties and assets, including all property forming a part of any security created pursuant to this Agreement or the Security Documents or permitted thereby;

(ee)	Survival of Representations. All representations, covenants and warranties made herein and in any certificate or other document delivered pursuant hereto or in connection herewith shall survive (i) the making of the Facilities, (ii) the issuance of the Notes to be issued by the Borrower hereunder, and (iii) shall be reaffirmed and have full force and effect as if entered into upon any Drawdown Date or upon the making of any Drawdown under any of the Facilities.
3. AMOUNT AND TERMS OF THE FACILITIES
     3.1 Purposes. Subject to the terms and conditions hereof, the Lenders shall make the Facilities available to the Borrower or its order in an aggregate amount of up to Four Hundred Sixty Five Million Dollars ($465,000,000).
(a)	Senior Facility. The Senior Facility provided by the Senior Lenders shall be comprised of two (2) tranches as follows:
(i)	A term loan in the aggregate principal amount of up to Three Hundred and Seventy Five Million Dollars ($375,000,000) (the “Senior Term Loan”) for the purpose of partly financing the Construction of the Vessel; and

(ii)	A revolving credit facility in the aggregate principal amount of up to Forty Million Dollars ($40,000,000) (the “Senior Revolver”) for the purpose of (i) partly financing the Construction of the Vessel, and (ii) financing general working capital needs;
(b)	Junior Term Loan. The Junior Term Loan provided by the Junior Lenders shall be comprised of a credit facility in the aggregate principal amount of up to Fifty Million Dollars ($50,000,000) (the “Junior Term Loan”) solely for the purpose of financing, together with the Standby Funding, potential cost overruns related to the Construction;
     3.2 Making the Facilities.
(a)	With respect to the Senior Term Loan, each of the Senior Lenders, relying upon each of the representations and warranties set out in Section 2, hereby severally and not jointly agrees with the Borrower that, subject to and upon the terms of this Agreement, it will on a Senior Term Loan Drawdown Date make its portion of each Advance available through the Agent to the Borrower or its order in an aggregate amount not to exceed its Commitment ratably with the other Senior Lenders according to their respective Commitments, provided that (i) any such Advance shall be in a minimum amount of Five Million Dollars ($5,000,000); (ii) the last Senior Term Loan Drawdown Date shall be no later than December 30, 2010; and (iii) all Senior Term Loan Drawdown

Dates are in accordance and correspond to the payment schedules of the construction yard and vendors as contemplated by the Construction Plan;

(b)	With respect to the Senior Revolver, each of the Senior Lenders, relying upon each of the representations and warranties set out in Section 2, hereby severally and not jointly agrees with the Borrower that, subject to and upon the terms of this Agreement, it will, on each Senior Revolver Drawdown Date, make its portion of each Advance available through the Agent to the Borrower or its order in an aggregate amount not to exceed its Commitment ratably with the other Senior Lenders according to their respective Commitments; provided that (i) any such Advance shall be in a minimum amount of Two Million Dollars ($2,000,000); (ii) no more than ten (10) Senior Revolver Advances shall be outstanding at any time; and (iii) the last Senior Revolver Drawdown Date shall be the date which is no later than one month immediately preceding the Final Payment Date; and

(c)	With respect to the Junior Term Loan, each of the Junior Lenders, relying upon each of the representations and warranties set out in Section 2, hereby severally and not jointly agrees with the Borrower that, subject to and upon the terms of this Agreement, it will, on each Junior Term Loan Drawdown Date, make its portion of each Advance available through the Agent to the Borrower or its order in an aggregate amount not to exceed its Commitment ratably with the other Junior Lenders according to their respective Commitments, provided that (i) any such Advance shall be in a minimum amount of One Million Dollars ($1,000,000); (ii) the last Junior Term Loan Drawdown Date shall be no later than December 30, 2010; (iii) the Senior Term Loan has been fully drawn and the Borrower has decided to draw on the Junior Term Loan; and (iv) the Joint Venturers have made Standby Funding contributions pursuant to the Contribution Agreement in a total amount equal to the amount of the Advance made under the Junior Term Loan and such contributions are made on or prior to the Junior Term Loan Drawdown Date.
     3.3 The Notes. Each of the Facilities shall be evidenced by a separate Note. Each Advance made by the Lenders to the Borrower may be evidenced by a notation of the same made by Agent on the grid attached to the applicable Note relating to the Facility under which such Advance was made, which notation, absent manifest error, shall be prima facie evidence of the amount of the relevant Advance.
     3.4 Drawdown Notice. The Borrower shall, at least three (3) Banking Days before each of the Drawdown Dates, serve a notice (a “Drawdown Notice”) for an Advance under any of the Facilities substantially in the form of Exhibit A on the Agent. Each such notice shall (a) be in writing addressed to the Agent, (b) be effective on receipt by the Agent, (c) specify the amount of the Advance to be drawn and identify the Facility and, if applicable, the tranche of such Facility to which such Advance relates, (d) specify the Banking Day on which such Advance is to be drawn, (e) specify the initial Interest Period for such Advance, (f) in respect of any Advance under the Junior Term Loan or the Senior Revolver identify the costs being funded by such Advance, certify compliance with the Construction Plan and on a quarterly basis thereafter provide invoices with respect to such costs, (g) specify the disbursement instructions and (h) be irrevocable.
     3.5 Effect of Drawdown Notice. Each such Drawdown Notice shall be deemed to constitute a warranty by the Borrower (a) that the representations and warranties stated in Section 2 (updated mutatis mutandis) are true and correct on and as of the date of such Drawdown Notice and will be true and correct on and as of such Drawdown Date as if made on such date, and (b) that no Event of Default nor any event which with the giving of notice or lapse of time or both would constitute an Event of Default has occurred and is continuing.
4. CONDITIONS
     4.1 Conditions Precedent to the Effectiveness of this Agreement. The obligation of the Lenders to enter into this Agreement with the Borrower shall be expressly subject to the satisfaction of the following conditions precedent:
(a)	Borrower Documents. the Agent shall have received the following documents in form and substance satisfactory to the Agent and its counsel:
(i)	copies, certified as true and complete by an officer of the Borrower, of the resolutions of the board of directors and shareholders of the Borrower evidencing approval of this Agreement, the Notes and the Security Documents to which it is a party and authorizing an appropriate officer or officers or attorney or attorneys-in-fact to execute the same on its behalf;

(ii)	certified copies of all documents evidencing any other necessary action (including by such parties thereto other than the Borrower as may be required by the Agent), approvals or consents with respect to this Agreement, the Notes and the Security Documents;

(iii)	certified copies of the constitutional documents of the Borrower and all amendments thereto;

(iv)	a good standing certificate or the equivalent thereto for the Borrower; and

(v)	evidence that the Borrower is the legal and beneficial owner of one hundred percent (100%) of the ordinary shares of the Operating Entity, as set forth in Section 2.1(o).
(b)	Other Security Party Corporate Documents. the Agent shall have received from Frontier Drillships, the Operating Entity and Shell EP Offshore Ventures Limited the following documents in form and substance satisfactory to the Agent and its counsel:
(i)	copies, certified as true and complete by an officer or director of each of Frontier Drillships, the Operating Entity and Shell EP Offshore Ventures Limited of the resolutions of its respective board of directors authorizing an appropriate officer(s) or director(s), attorney or attorneys-in-fact or other authorized Person to execute the same on its behalf;

(ii)	certified copies of all documents evidencing any other necessary action (including by such parties thereto other than Frontier Drillships, the Operating Entity and Shell EP Offshore Ventures Limited as may be required by the Agent), approvals or consents with respect to the Security Documents to which it is a party;

(iii)	certified copies of constitutional documents and all amendments thereto;

(iv)	a good standing certificate or the equivalent from the jurisdiction of formation of Frontier Drillships, the Operating Entity and Shell EP Offshore Ventures Limited; and

(v)	evidence that each of Frontier Drillships and Shell EP Offshore Ventures Limited, is the legal and beneficial owner of fifty percent (50%) of ordinary shares of the Borrower, as set forth in Section 2.1(o);
(c)	This Agreement and Notes. the Borrower shall have duly executed and delivered this Agreement and the Notes to the Agent;

(d)	Security Documents. (i) the Borrower shall have executed and delivered to the Agent: (A) the Assignments of Construction Contracts, the Assignment of Collateral Pledge, the Assignment of Insurances, the Assignment of Earnings and each of the applicable Assignment Notices related thereto and (B) such Uniform Commercial Code Financing Statements as the Agent shall require, each in form and substance satisfactory to the Agent; (ii) the Pledgors shall have executed and delivered to the Agent the Share Pledge Agreements together with the share certificates, if certificated, irrevocable proxies, instruments of transfer and other documents to be delivered pursuant thereto; (iii) and the Operating Entity shall have, pursuant to the terms of the Bareboat Charter, executed the Collateral Pledge and applicable assignment notices (including all required notices of assignment of insurances and notices of account pledges) related thereto; provided, however, that the Borrower shall have fifteen (15) days from the date of this Agreement to obtain any acknowledgments to the Assignment Notices related to the Assignments of Construction Contracts;
(e)	Delivery of Construction Contracts. the Agent shall have received a copy each of the Construction Contracts, certified as true and complete by an officer of the Borrower, which contracts shall be reviewed and approved by the Technical Advisor on behalf of the Agent;

(f)	Construction Plan. the Agent shall have received a copy of the Construction Plan, certified as true and complete by an officer of the Borrower, which plan shall be reviewed and approved by the Technical Advisor on behalf of the Agent;

(g)	MDO Contract. the Borrower shall have delivered to the Agent a copy of the duly signed and executed MDO Contract, in form and substance reasonably acceptable to the Agent;

(h)	Bareboat Charter. the Agent shall have received a copy, certified by an officer of each of the Borrower and the Operating Entity, of the Bareboat Charter between the Borrower and the Operating Entity;

(i)	Standby Funding. the Agent shall have received a copy of the Contribution Agreement in form and substance satisfactory to the Agent demonstrating the commitment of the Joint Venturers to provide the Borrower with up to One Hundred Million Dollars ($100,000,000) in additional funds to pay Construction overrun costs;

(j)	Financial Statements; Solvency. the Agent shall have received pro forma financial statements for the Borrower, which financial statements shall evidence satisfactorily to the Lenders the solvency of the Borrower;

(k)	Legality. the Agent being satisfied that no Event of Default has occurred, no event which is likely to become an Event of Default has occurred, no Event of Default will arise following the making of the Initial Advance and that no event or state of affairs exists which constitutes, in the opinion of the Agent, a threat that it will be unlawful for the Borrower or any other Security Party to make any payment as required under the terms of this Agreement, the Notes and the Security Documents or any of them;
(l)	Licenses, Consents and Approvals. the Agent shall have received satisfactory evidence that all necessary licenses, consents and approvals in connection with the transactions contemplated by this Agreement, the Notes and the Security Documents have been obtained;

(m)	Environmental Claims. the Agent shall be satisfied that neither the Borrower nor any other Security Party is subject to any Environmental Claim which could have a material adverse effect on the business, assets or results of operations of any thereof;

(n)	Money Laundering Due Diligence. the Agent having received such documentation and other evidence as is reasonably requested by the Agent in order for each Lender to carry out and be satisfied with the results of all necessary “know your client” or other checks which it is required to carry out in relation to the transactions contemplated by this Agreement, the Notes and the Security Documents;

(o)	Process Agent. C T Corporation System shall have delivered to the Agent a signed copy of its acceptance of appointment as agent as provided for in Section 15.2;

(p)	Fees. the Agent shall have received payment of the fees payable under Section 14;

(q)	Legal Opinions. the Agent shall have received opinions, dated the date hereof, each in form and substance reasonably satisfactory to the Agent and its counsel, from (i) Gardere Wynne Sewell LLP, special counsel to the Security Parties (other than Shell EP Offshore Ventures Limited) and the Operating Entity, (ii) Appleby, special Cayman Islands counsel to the Borrower, (iii) Slaughter and May, special counsel to Shell EP Offshore Ventures Limited relating to their respective Share Pledge Agreement, (iv) Seward & Kissel LLP, special counsel to the Agent, and (v) such other legal counsel as requested by the Agent;

(r)	Tax Report. the Agent shall have received a tax report from Deloitte Tax LLP relating to the tax structure of the Approved Joint Venture, as prepared for Frontier Drillships and in form and substance satisfactory to the Lenders in their sole discretion;

(s)	Material Contracts. the Arranger shall have reviewed and approved the Construction Contracts, the Construction Plan, and any and all material contracts or documents it deems appropriate;

(t)	Capital Contribution Funding. the Agent shall have received evidence that $48,000,000 of the Capital Contribution Funding has been made by the Joint Venturers prior to the Drawdown of the Initial Advance and shall have received a copy of the Contribution Agreement providing for, among other things, a commitment of an additional $67,000,000 for the Initial Funding, for a total Capital Contribution Funding of $115,000,000 for the Initial Funding;

(u)	Technical Advisor. the Technical Advisor shall have been appointed to act on behalf of the Agent and the Lenders;

(v)	Insurance. if Construction has commenced, (i) the Agent shall have received evidence that the Vessel is insured during Construction thereof, such insurances to include all risks hull and machinery (including excess risks), builder’s risks and to be satisfactory to the Agent in its reasonable discretion, and (ii) the Agent shall have received a favorable report from the Borrower’s insurance brokers confirming that the insurances placed on the Vessel are in compliance with the Credit Agreement and the Mortgage during the Construction and operational phase of the Project;

(w)	Joint Venture. Shell EP Offshore Venture Limited shall have made a capital contribution to the Borrower and purchased 50% of the outstanding capital shares of the Borrower;

(x)	Shell Acknowledgement. the Borrower shall have delivered to the Agent a duly signed and executed acknowledgement by Shell to Collateral Pledge; and

(y)	Sponsor Purchase Agreement. the Agent shall have received a duly executed copy of the Sponsor Purchase Agreement.
     4.2 Conditions Precedent to the Delivery Date. In addition to the conditions set forth elsewhere in this Section 4, the Borrower shall procure that on the Delivery Date:
            (a) Security Documents. unless previously delivered pursuant to Section 9.1(s) hereof, the Borrower shall have, or shall have procured that the Operating Entity shall have, as applicable and in accordance with the Bareboat Charter, executed and delivered to the Agent any Assignments, Account Pledges and other Security Documents and applicable assignment notices as the Agent shall require and such Uniform Commercial Code Financing

Statements (each in form and substance satisfactory to the Agent) with respect thereto as the Agent shall require shall have been filed;
          (b) Corporate Documents. The Agent shall have received the following documents in form and substance satisfactory to the Agent:
(i)	a certificate from an officer of the Borrower and the Operating Entity certifying that each of the corporate documents delivered in connection with Section 4.1 remain in effect on the Delivery Date and that the resolutions provided in connection with 4.1 have not been amended, modified or rescinded and remain in full force and effect on the Delivery Date;

(ii)	a good standing certificate or the equivalent thereto for each Security Party;
          (c) The Vessel. the Agent shall have received evidence satisfactory to it and its legal advisers that upon the Delivery Date the Vessel:
(i)	satisfies all of the requirements of Section 9.1(s) hereof;

(ii)	is classed in the highest classification and rating for vessels of the same age and type with the relevant Classification Society without any material outstanding overdue recommendations affecting class;

(iii)	is in every material way fit for its intended service (and the Agent shall have received copies of any technical surveys the Lenders may require made by the Technical Advisor or surveyors appointed by the Agent at the expense of the Borrower) and has been accepted by Shell under the MDO Contract;

(iv)	is duly licensed and all necessary consents and approvals will have been obtained for the operation of the Vessel; and

(v)	in compliance with all relevant laws, regulations and requirements (including environmental laws, regulations and requirements), statutory or otherwise, as are applicable to (A) vessels of the same type as the Vessel documented under Marshall Islands flag and (B) vessels engaged in a trade or operations similar to that to be performed by the Vessel, except where the failure to so comply would not have a material adverse effect on the operation of the Vessel in its intended trade or operations or the financial condition of the respective owners.

          (d) Insurance. the Agent shall have received a favorable report from the Borrower’s insurance brokers confirming that the insurances placed on the Vessel are in compliance with the terms of the Mortgage;
          (e) Legal Opinions. the Agent shall have received opinions, dated the Delivery Date, each in form and substance reasonably satisfactory to the Agent and its counsel, from (i) Gardere Wynne Sewell LLP, special counsel to the Security Parties (other than Shell EP Offshore Ventures Limited) and the Operating Entity, (ii) Appleby, special Cayman Islands counsel to the Borrower, (iii) Seward & Kissel LLP, special counsel to the Agent and (iv) such other legal counsel as requested by the Agent;
          (f) Recording of the Mortgage. the Agent shall have received satisfactory evidence that the Mortgage on the Vessel has been duly recorded under the laws of the Republic of the Marshall Islands and constitutes a first preferred mortgage lien on the Vessel under the laws of such jurisdiction; and
          (g) Junior Term Loan Hedging Agreement. If the Junior Term Loan has been advanced, the Borrower shall enter into an interest rate Hedging Agreement in which One Hundred Percent (100%) of the aggregate outstanding amount of the Junior Term Loan shall be secured on a pari passu basis with the Junior Term Loan.
     4.3 Further Conditions Precedent. The obligation of the Lenders to make any Advance available to the Borrower under this Agreement shall be expressly and separately subject to the following further conditions precedent on the relevant Drawdown Date:
(a)	Drawdown Notice. the Agent having received a Drawdown Notice in accordance with the terms of Section 3.4;

(b)	Representations and Warranties. the representations stated in Section 2 (updated mutatis mutandis to such date) being true and correct as if made on and as of that date;

(c)	Liens. the Agent shall have received evidence satisfactory to it and to its legal advisers that, save for Permitted Liens and the liens created by the Mortgage and the Security Documents, there are no liens, charges or encumbrances of any kind whatsoever on the Vessel, its earnings or insurances or on any other assets thereof except as permitted hereby or by any of the Security Documents;

(d)	Material Adverse Change. there having been no material adverse change in the financial condition of the Borrower or the Operating Entity since the date hereof other than the transactions contemplated hereby; provided that cost overruns heretofore incurred and modifications to the Construction Plan approved pursuant to Section 9.2(o) shall not be deemed to be a material adverse change. For purposes of this Section 4.3(d), any increases in the cost of Construction covered by existing or new funding commitments in favor of the Borrower shall not be considered a material adverse change; provided that in connection with any new funding commitments the Borrower requests and receives the prior written consent of the Agent, in its sole discretion, and any such commitments are fully subordinated on a cash basis and a security basis to the obligations of the Borrower to the Lenders hereunder and under the Security Documents;
(e)	No Event of Default. no Event of Default, or event which with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing and the Agent shall have received a certificate from an officer of the Borrower and any other Security Party to such effect;

(f)	No Change in Laws. the Agent being satisfied that no change in any applicable laws, regulations, rules or in the interpretation thereof shall have occurred which make it unlawful for the Borrower or any other Security Party to make any payment as required under the terms of this Agreement, the Note, the Security Documents or any of them;

(g)	Standby Funding and the Junior Term Loan. in respect of any Advance under the Junior Term Loan by the Junior Lenders, the Agent shall have received satisfactory evidence that an equal amount of Standby Funding has been made available by the Joint Venturers under the Contribution Agreement to the Borrower in an account held by the Borrower with the Agent;

(h)	Senior Facility Interest Hedging Agreement. Within thirty (30) days of the drawdown of the Initial Advance, the Borrower shall enter into an interest rate Hedging Agreement covering at all times at least Seventy Five Percent (75%) of the aggregate outstanding amount (at any given time) of the Senior Term Loan and such agreement shall be secured on a pari passu basis with the Senior Facility;

(i)	Senior Facility Currency Hedging Agreement. Within thirty (30) days of the drawdown of the Initial Advance, the Borrower shall enter into a currency Hedging Agreement covering at all times One Hundred Percent (100%) of the aggregate outstanding amount (at any given time) of any amounts under the Construction Contracts not denominated in U.S. Dollars and such agreement shall be secured on a pari passu basis with the Senior Facility;

(j)	Insurance. If Construction has commenced, the Agent shall have received evidence that the Vessel is insured during Construction thereof, such insurances to include comprehensive builder’s risks and to be satisfactory to the Agent in its reasonable discretion; and

(k)	Money Laundering Due Diligence. the Agent having received such documentation and other evidence as is reasonably requested by the Agent in order for each Lender to carry out and be satisfied with the results of all necessary “know your client” or other checks which it is required to carry out in relation to the transactions contemplated by this Agreement, the Notes and the Security Documents.
     4.4 Breakfunding Indemnity. In the event that, on the date specified for making available any Advances hereunder in the notice requesting the same given pursuant to Section 3.4, the Lenders shall not be obliged under this Agreement to make an Advance available under this Agreement, the Borrower shall indemnify and hold the Lenders fully harmless against any losses which the Lenders may sustain as a result of borrowing or agreeing to borrow funds to meet the drawdown requirement in respect thereof and the certificate of the Agent shall (save and except for manifest error) be conclusive and binding on the Borrower as to the extent of any losses sustained by the Lenders.
     4.5 Post-Closing Satisfaction. Without prejudice to any of the other terms and conditions of this Agreement, in the event that the Lenders, in their sole discretion, make any Advances available to the Borrower prior to the satisfaction of all or any of the conditions referred to elsewhere in this Section 4, the Borrower hereby covenants and undertakes to satisfy or procure the satisfaction of such condition or conditions within fourteen (14) days.
5. REPAYMENT AND PREPAYMENT
     5.1 Repayment. The Borrower shall repay:
(a)	the principal of the Senior Term Loan in twenty (20) consecutive quarterly installments of Fifteen Million, Seven Hundred and Fifty Thousand Dollars ($15,750,000), commencing on the Initial Payment Date. The final installment shall occur on the Final Payment Date and shall be in the amount of Fifteen Million, Seven Hundred and Fifty Thousand Dollars ($15,750,000), together with a one-time balloon payment of Sixty Million Dollars ($60,000,000), plus any other amount which remains outstanding under or in connection with the Senior Term Loan on the Final Payment Date; provided, however, that if the Senior Term Loan has not been fully advanced, the balloon payment shall be reduced by such undrawn portion;

(b)	on the Final Payment Date, the principal of any Advances under the Senior Revolver outstanding at that time. Prior to the day which is one month prior to the Final Payment Date, the Senior Revolver may be borrowed, repaid and reborrowed; and

(c)	the principal of any amount advanced under the Junior Term Loan in quarterly consecutive installments by means of a quarterly cash sweep, commencing in the third quarter after the Initial Payment Date. Beginning on the third quarter after the Initial Payment Date and ending on the Final Payment Date, the Borrower shall repay the principal of the Junior Term Loan, without penalty or premium, in an amount equal to the Excess Cash Flow (less a dividend provision of up to USD 500,000 per quarter, for an annual dividend of up to $2,000,000) of the Borrower for the quarterly period which ends on such payment date. All amounts outstanding under the Junior Term Loan shall be repaid in full on the Final Payment Date.
     5.2 Prepayment; Enforceability. The Borrower shall prepay the Facility Balance in full within five (5) Banking Days of the occurrence of any of the following events:
(a)	any government authorization, permission, approval, or consent required for the legality, validity or enforceability of this Agreement, the Notes or any Security Document has been revoked or restricted or ceases to be in full force and effect in any way which the Agent, in the exercise of its reasonable judgment, deems prejudicial to the Lenders’ rights or remedies hereunder and the Agent shall have so notified the Borrower; or

(b)	any judgment or order is made, the effect whereof would be to render ineffective or invalid this Agreement, the Notes or any Security Document.
     5.3 Mandatory Prepayment; Sale, Loss or Cancellation of any Construction Contract. The Borrower shall prepay:
(a)	the Facilities in full upon: (i) receipt of sales proceeds of a sale of the Vessel, or (ii) the earlier of (x) one hundred and eighty (180) days after a Total Loss of the Vessel or (y) the date on which the insurance proceeds in respect of such loss are received by the Borrower; and

(b)	the Facilities in part upon receipt of insurance or warranty payments, with respect to warranty claims and insurance claims for loss or damage to the Vessel in excess of $10,000,000 if the damage to the Vessel to which such insurance or warranty claim relates has not been repaired by the Borrower within one hundred twenty (120) days.
     5.4 Voluntary Prepayment. The Borrower shall be entitled to prepay the Facilities in whole or in part without penalty at the end of any Interest Period in minimum amounts equal to Five Million Dollars ($5,000,000), and integral multiples of Five Million Dollars ($5,000,000), upon giving to the Agent not less than five (5) Banking Days prior written notice (which notice shall be irrevocable) provided that any amounts received by the Lenders as a prepayment of the Loan under this Section 5.4 shall be applied toward the payment of principal and interest as due on each Payment Date in inverse order of maturity. Notwithstanding anything to the contrary contained herein, the Borrower shall not be permitted to prepay the Facilities under this Section 5.4 during the six month period following the Initial Payment Date.
     5.5 Repayments and Prepayments Generally. Any and all repayments and prepayments hereunder, whether mandatory or voluntary, are subject to the following:
(a)	with respect to the Senior Term Loan and the Junior Term Loan, any amounts repaid or prepaid shall not be available for reborrowing; and

(b)	on the date of repayment or prepayment all accrued interest to the date of such prepayment shall be paid in full with respect to the portion of the principal being prepaid together with any loss incurred by the Lenders in connection with any breaking of funding but otherwise without premium.
6. INTEREST AND RATE
     6.1 Floating Rate. For purposes of funding the Facilities, the Borrower may select Interest Periods of one(1), three (3) or six (6) months by giving the Agent at least three (3) Banking Days notice prior to the end of any then existing Interest Period. Unless and until the Borrower makes an election of a period for funding, the relevant Interest Period shall be a period of three (3) months. The Borrower’s right to select the Interest Period shall be subject to the restriction that no selection of an Interest Period shall be effective unless the Lenders are satisfied that the necessary funds will be available to the Lenders for such period and that no Event of Default or event which with notice or the passage of time or both would constitute an Event of Default shall have occurred and is continuing. The Borrower’s right to select the Interest Period is further subject to the requirement that if the Borrower selects an Interest Period which extends beyond the next one (1) or more Payment Dates there shall in respect of such part of the Facilities as shall be equivalent to the amount of each installment of principal falling due for payment before the expiry of that Interest Period be such separate Interest Period or Interest Periods so as to ensure that an Interest Period shall expire in respect of each such part of the Facilities on the relevant Payment Date. The Borrower shall pay all administrative costs and any breaking of funding costs incurred by the Lenders by reason of the Borrower’s selection of

Interest Periods under this Section 6.1 (the Agent’s certification as to the amount such costs shall be conclusive save for manifest error).
     6.2 Applicable Rate; Default Rate. The Facilities shall bear interest at the rate per annum equal to the Applicable Margin plus LIBOR (the “Applicable Rate”). Any payment hereunder not paid when due, whether on a Payment Date or by acceleration, shall bear interest thereafter at a rate per annum (the “Default Rate”) of either (i) the Applicable Margin plus two percent (2%) over the cost to the Lenders of funding such overdue amount, or (ii) two percent (2%) over the Applicable Rate, whichever is greater.
     6.3 Interest Payments. Interest shall be payable in arrears on the last day of each Interest Period, except that if the Borrower selects an Interest Period in excess of three (3) months accrued interest shall be payable during such Interest Period on each three (3) month anniversary of the commencement of such Interest Period and upon the end of such Interest Period; provided that, Interest Periods for all Advances will be consolidated on the last Banking Day of the quarter following the Delivery Date provided further that any and all costs incurred by the Lenders in connection with any breaking of funding (as certified by such Lender which certification shall, absent any manifest error, be conclusive and binding on the Borrower) as a consequence of such consolidation or otherwise shall be for the account of the Borrower.
     6.4 Banking Days. If interest would, under this Section 6, be payable on a day which is not a Banking Day, it shall then be payable on the next following Banking Day, unless such next following Banking Day falls in the following month in which case it shall be payable on the Banking Day immediately preceding the day on which such interest would otherwise be payable.
     6.5 360 Day Year. All interest shall accrue from day to day and be calculated on the actual number of days elapsed and on the basis of a 360 day year.
7. PAYMENTS
     7.1 Borrower Payments. All payments to be made hereunder by the Borrower shall be made on the due date of such payment to the Lenders:
(a)	in Dollars in freely available funds, to such account as the Agent may direct; and

(b)	without set-off or counterclaim and free from, clear of, and without deduction for, any Taxes, provided, however, that if the Borrower shall at any time be compelled by law to withhold or deduct any Taxes from any amounts payable to the Lenders hereunder, the Borrower shall pay such additional amounts in Dollars as may be necessary in order that the net amounts received after withholding or deduction shall equal the amounts which would have been received if such withholding or deduction were not required and, in such event, the Borrower shall promptly send to the Lenders such documentary evidence with respect to such withholding or deduction as may be required from time to time by the Lenders; provided, however, that the Borrower shall not be required to pay such additional amounts to the extent they result from the exercise by a Lender of its rights under Section 11.2, a Foreign Lender fails to comply with Section 11.5 or are otherwise attributable to the act of a Lender. If as a result of a Lender failing to comply with Section 11.5 or due to other acts of the Lender that cause the Borrower to incur any withholding tax liability, such withholding tax liability may be deducted by the Borrower from any amounts payable to such Lender.
     7.2 Advances. All sums advanced by the Lenders to the Borrower hereunder shall be advanced in Dollars to the account of the Borrower with the Agent or as the Borrower shall otherwise direct in the Drawdown Notice.
     7.3 Other Manner of Payment. Notwithstanding anything to the contrary in this Section 7, payments described herein may be made in such other manner as shall be reasonably directed by the Agent with notice to the Borrower prior to the next payment to which such instructions shall apply.
     7.4 Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim or pursuant to a secured claim under Section 506 of the Federal Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, exercised or received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Advance or Advances as a result of which its funded Commitment shall be proportionately less than the funded Commitment of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the funded Commitment of such other Lender so that the aggregate funded Commitment of each Lender shall be in the same proportion to the aggregate funded Commitments then outstanding as its funded Commitment prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all funded Commitments outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 7.4 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Any Lender holding a participation in a funded Commitment deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing to such Lender by reason thereof as fully as if such Lender had made an Advance in the amount of such participation. The Borrower expressly consents to the foregoing arrangement.

8. EVENTS OF DEFAULT
     8.1 Events of Default. In the event that any of the following events shall occur:
(a)	Facilities Payment Default. Any principal of or interest payable in connection with the Facilities is not paid on the due date thereof or any other amount becoming payable to the Lenders under this Agreement, the Notes or any of the Security Documents or any of them is not paid within five (5) Banking Days after notice; or

(b)	Fee Letter or Underwriting Letter Payment Default. Any fee payable in connection with either the Fee Letter or the Underwriting Letter is not paid on the due date thereof or any other amount becoming payable to the Lenders under either the Fee Letter or the Underwriting Letter; or

(c)	Breach of Representation. Any representation or warranty made by the Borrower or any other Security Party in this Agreement, the Notes or in any of the Security Documents or other instrument, document, or agreement delivered in connection herewith or therewith proves to have been incorrect when made in any material respect and is not remedied within fifteen (15) days after written notice; or

(d)	Compromised Ability to Perform. Any of the statements made by the Borrower or any other Security Party in this Agreement, the Notes or any of the Security Documents proves to be incorrect in any material respect and the Borrower or any other Security Party is unlikely to be able to perform its obligations under this Agreement, the Note or the Security Documents to which it is a party; or

(e)	Impossibility; Illegality. It becomes impossible or unlawful for the Borrower or any other Security Party to fulfill any of the covenants and obligations contained in this Agreement, the Notes or any of the Security Documents or for the Agent or the Lenders to exercise any of the material rights vested in them under this Agreement, the Notes or the Security Documents; or

(f)	Covenant Default. (i) The Borrower defaults under the Mortgage or (ii) the Borrower any other Security Party defaults in the performance of any term, covenant or agreement contained in this Agreement, the Notes, the Security Documents or any of them, or any other instrument, document or agreement delivered in connection herewith or therewith, or there occurs any other event which constitutes a default under this Agreement, the Notes or any of the Security Documents, and in the

case of sub-clause (ii), such default continues unremedied for a period of fifteen (15) days after written notice; or
(g)	Cancellation or Termination of MDO Contract or any Construction Contract. The MDO Contract or any of the Construction Contacts have been repudiated, cancelled, materially changed or it has been terminated for any reason and a substitute contract acceptable to the Agent and the Majority Lenders is not entered into within ninety (90) days with respect to the MDO Contract or thirty (30) days with respect to the Construction Contracts; provided, however, if a termination payment made by Shell or the relevant Builder, respectively, is used to prepay the Facility Balance in full, then no Event of Default hereunder shall have occurred; or

(h)	Other Debts. The Borrower fails to make payment at stated maturity, upon acceleration or otherwise of any principal of, premium or interest on any indebtedness or obligation for borrowed money or for the deferred purchase price of property which indebtedness or obligation in the aggregate exceeds Five Million Dollars ($5,000,000) and any such failure shall continue for more than the period of grace, if any, specified in the terms of such indebtedness or obligation, or otherwise agreed, and shall not have been remedied or waived pursuant thereto; or any mortgage or other security interest or charge present or future and created or assumed by the Borrower shall become enforceable and the holder thereof shall take steps to enforce the same; or

(i)	Change of Control. Other than as provided in the Approved Joint Venture, the current shareholders of the Borrower cease to retain 100% control of the Borrower, as set forth in Section 2.1(o); or

(j)	The Vessel. After the Delivery Date the Borrower ceases to retain its ownership of the Vessel (other than in the case of a sale or Total Loss of the Vessel, the proceeds from which are applied in accordance with Section 5.3) or, without the prior written consent of the Agent, the registration or flag of the Vessel is changed; provided, however, the Borrower may transfer ownership of the Vessel to the Operating Entity, another wholly owned Subsidiary or an affiliated company as part of the Approved Joint Venture, provided that such Subsidiary or affiliated company assumes the Borrower’s obligations hereunder and under the relevant Security Documents upon such transfer on terms and conditions satisfactory to the Agent; or

(k)	Bankruptcy; Reorganization. The Borrower commences any proceedings relating to any substantial portion of its properties under any reorganization, arrangement or readjustment of debt, dissolution, winding up, adjustment, composition, or bankruptcy or equivalent proceedings under any liquidation law or statute of any jurisdiction, whether now or hereafter in effect (a “Proceeding”), or there is commenced against any thereof any Proceeding and such Proceeding remains undismissed or unstayed for a period of sixty (60) days; or any receiver, trustee, liquidator, or sequestrator of, or for, the Borrower or any substantial portion of its properties is appointed and is not discharged within a period of sixty (60) days; or the Borrower by any act indicates consent to or approval of or acquiescence in any Proceeding or the appointment of any receiver, trustee, liquidator, or sequestrator of, or for, itself or any substantial portion of its property; or
(l)	Inability to Pay Debts. The Borrower is unable to pay or admits its inability to pay its debts as they become due or if a moratorium shall be declared in respect of any indebtedness of the Borrower; or

(m)	Cessation of Operations. The Borrower ceases its operations, sells or otherwise disposes of all or substantially all of its assets (other than in the case of a sale or Total Loss of the Vessel, the proceeds from which are applied in accordance with Section 5.3 or as contemplated by clause (j) above); or

(n)	Total Loss of the Vessel. The Vessel shall become a Total Loss unless such loss is fully covered by insurance (as provided in the Mortgage) assigned to the Security Trustee; or

(o)	Material Adverse Change. A material adverse change shall, in the reasonable opinion of the Majority Lenders, occur with respect to the financial condition or operations of the Borrower; or

(p)	Cancellation or Termination of Sponsor Purchase Agreement or Contribution Agreement. The Sponsor Purchase Agreement or Contribution Agreement have been repudiated, cancelled, materially changed or it has been terminated for any reason without the prior written consent of the Majority Lenders; or

(q)	Bareboat Charter Default. The Borrower or the Operating Entity defaults in the performance of any material term, covenant or agreement contained in the Bareboat Charter or any other instrument, document or agreement delivered in connection therewith.

then the Lenders’ obligation to make the Facilities available shall cease and the Agent shall, upon instructions of the Majority Lenders, by notice to the Borrower, declare any amount of the Facilities then outstanding, accrued interest and any other sums payable by the Borrower hereunder, under the Notes or under the Security Documents due and payable whereupon the same shall forthwith be due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived; provided, that upon the happening of an event specified in subsections (k) or (l) of this Section 8.1 with respect to the Borrower, the Notes shall be immediately due and payable without declaration or other notice to the Borrower.
     8.2 Indemnity. The Borrower shall indemnify the Agent, the Security Trustee and each Lender against any losses or costs or expenses (including legal expenses on a full indemnity basis) which the Agent, the Security Trustee or any Lender sustains or incurs as a consequence of any default hereunder, under the Notes or the Security Documents including (but without limitation) all losses incurred in liquidating or re-employing fixed deposits made by third parties for funds acquired to effect or maintain the Facilities or any part thereof.
     8.3 Application of Moneys. All moneys received by the Agent, the Security Trustee or any Lender under or pursuant to this Agreement, the Notes or any of the Security Documents after the happening of any Event of Default or under 5.3 (except as otherwise provided in any Security Document) shall be applied by the Agent, in its discretion, in the following manner:
(a)	first, in or towards the payment or reimbursement of any expenses or liabilities incurred by the Agent or the Security Trustee in connection with the ascertainment, protection or enforcement of their respective rights and remedies hereunder and under the Notes and under the Security Documents;

(b)	second, in or towards payment of all other sums which may be owing to the Agent, the Security Trustee or the Lenders under this Agreement, the Notes and the Security Documents or any of them;

(c)	third, in or towards (i) payment of any interest owing in respect of the Senior Term Loan and the Senior Revolver then outstanding and, if applicable, (ii) satisfaction pro rata of any and all amounts of interest payable to the Hedging Counterparties in connection with the Senior Facility Hedging Agreements;

(d)	fourth, in or towards (i) repayment of the principal amount of the Senior Facility then outstanding, and if applicable, (ii) satisfaction pro rata of the Hedging Exposure of each of the Hedging Counterparties in connection with the Senior Facility Hedging Agreements;

(e)	fifth, in or towards (i) payment of any interest owing in respect of the Junior Term Loan and, if applicable, (ii) satisfaction pro rata of any and all amounts of interest payable to the Hedging Counterparties in connection with the Junior Term Loan Hedging Agreements;

(f)	sixth, in or towards (i) repayment of the principal amount of the Junior Term Loan then outstanding and, if applicable (ii) satisfaction pro rata of the Hedging Exposure of each of the Hedging Counterparties in connection with the Junior Term Loan Hedging Agreements; and

(g)	seventh, the surplus (if any) shall be paid to the Borrower or to whomsoever else may be entitled thereto.
9. COVENANTS
     9.1 Affirmative Covenants. The Borrower hereby covenants and undertakes with the Lenders that, from the date hereof and so long as any principal, interest or other moneys are owing in respect of the Facilities or under this Agreement, the Notes, the Security Documents or any of them that the Borrower will:
(a)	Corporate Existence. Maintain, and will procure that each other Security Party will maintain, its corporate existence and remain duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and obtain and promptly renew from time to time, and promptly furnish certified copies to the Agent of, all such authorizations, approvals, consents and licenses as may be required under any applicable law or regulation to enable it to perform its obligations under this Agreement, the Notes and the Security Documents to which it is a party or required for the validity or enforceability thereof or (in the case of the Borrower) required to enable it to continue to own the Vessel, and it shall comply with the terms of the same;

(b)	Performance of Obligations. Duly perform and observe, and procure the observance and performance by all other parties thereto (other than the Agent, the Security Trustee and the Lenders) of, the terms of this Agreement, the Notes and the Security Documents;

(c)	Events of Default. Promptly inform the Agent of any occurrence of which it becomes aware (i) which constitutes or, with the giving of notice or lapse of time or both, would constitute, an Event of Default or (ii) which, in its reasonable opinion, might adversely affect its ability, or the ability of any other party thereto, to perform its obligations under this Agreement, the Notes and the Security Documents or any of them;

(d)	Further Acts. Without prejudice to Section 2 and this Section 9.1, obtain every consent and do all other acts and things which the Agent or the Majority Lenders may from time to time reasonably request for the continued due performance of all its and each other Security Party’s respective obligations under this Agreement, the Notes and the Security Documents, including but not limited to obtaining documentation as to the validity of the ownership structure of the Borrower and the Operating Entity and the tax implications, if any, relating thereto;

(e)	Financial Information. Deliver to the Agent:
(i)	as soon as available but not later than one hundred twenty (120) days after the end of each fiscal year of the Borrower and the Operating Entity, complete copies of the audited consolidated financial reports thereof, all in reasonable detail, which shall include at least a balance sheet as of the end of such year, an income statement and a statement of sources and uses of funds for such year which shall be audited by an Acceptable Accounting Firm;

(ii)	as soon as available, but not later than forty-five (45) days after the end of each quarter of each fiscal year, commencing at the end of the third quarter of 2007, of the Borrower and the Operating Entity, quarterly interim balance sheets and profit and loss statements thereof, certified to be true and complete by the chief financial officer of Frontier Drilling USA Inc. on behalf of the Borrower and the Operating Entity;

(iii)	concurrently with each delivery of financial statements pursuant to subparagraphs (i) and (ii) of this sub-section (e), a certificate of the chief financial officer of Frontier Drilling USA Inc. on behalf of the Borrower and the Operating Entity stating that he has reviewed the provisions of this Agreement, of the Notes and of each of the Security Documents, and the performance or observance by the Borrower, Frontier Drillships and the Operating Entity, as the case may be, thereof, and either stating that to his knowledge no event has occurred and no condition exists which constitutes or with the giving of notice or lapse of time, or both, would constitute an Event of Default under this Agreement or, if any such event has occurred or condition exists specifying the nature and period of existence of such event or condition of which he has knowledge and what action the Borrower or any other Security, as the case may be, is taking or proposes to take with respect thereto;

(iv)	on a monthly basis (commencing for the month of January 2008), status overviews from the Borrower and the Technical Advisor as to the status of the Construction as of the previous month, and, on a quarterly basis (commencing at the end of the fourth quarter of 2007) a detailed report of the same; provided, however, that in the event that the Construction Plan and/or the Construction budget is not being materially followed, the Agent has the right to require more detailed reports on a monthly basis;

(v)	upon completion of the Construction, on a quarterly basis, updates on the liquidity position, operational performance and cash flow with respect to the Vessel; and

(vi)	such other statement or statements, lists of property and accounts, budgets, reports and financial information with respect to operation and management of the Vessel and information regarding possible claims or disputes with respect to the Vessel, certified to be true and complete by the chief financial officer of Frontier Drilling USA Inc. on behalf of the Borrower, as the Agent may from time to time request.
(f)	Earnings Account, MDO Account and all other Accounts. Upon the Delivery Date and at all times thereafter, (i) establish and maintain an Earnings Account in the name of the Borrower to be held with the Agent or another financial institution, and (ii) cause the Operating Entity to establish and maintain a MDO Account to be held with the Agent or another financial institution. If the Borrower establishes additional Accounts, the Borrower shall execute a notice of pledge of account (including the duly executed consent of the Depositary), substantially in the form of Exhibit H hereto, and any such other pledge, assignment or security agreement as the Agent shall require in order to grant a valid, perfected security interest in the Account in favor of the Security Trustee;

(g)	Compliance with Law. Procure that the Borrower will, do, or cause to be done all things necessary to comply with all material laws, and the rules and regulations thereunder, applicable to it and any other Security Party, including, without limitation, those laws, rules and regulations relating to employee benefit plans and environmental matters;

(h)	Environmental Matters. Procure that the Borrower will, promptly upon the occurrence of any of the following conditions, provide to the Agent a certificate of the General Manager of the Borrower, specifying in detail the nature of such condition and its proposed response or the response of its Environmental Affiliates: (i) its receipt or the receipt by its Environmental Affiliates of any written communication whatsoever that alleges that such Person is not in compliance with any applicable environmental law or environmental approval, if such noncompliance could reasonably be expected to have a material adverse effect on the business, assets, operations, property or financial condition of the Borrower or any other Security Party, as the case may be, (ii) knowledge by it, or any of its Environmental Affiliates that there exists any Environmental Claim pending or threatened against any such Person, which could reasonably be expected to have a material adverse effect on the business, assets or operations, property or financial condition of the Borrower or any other Security Party, or (iii) knowledge by it of any release, emission, discharge or disposal of any material that could form the basis of any Environmental Claim against it or any of its Environmental Affiliates if such Environmental Claim could reasonably be expected to have a material adverse effect on the business, assets or operations, property or financial condition of Borrower or any other Security Party. Upon the written request of the Agent, it will submit to the Agent at reasonable intervals, a report providing an update of the status of any issue or claim identified in any notice or certificate required pursuant to this subsection. For the purposes of this subsection, “Environmental Affiliate” shall mean any Person or entity the liability of which for Environmental Claims the Borrower or any other Security Party may have assumed by contract or operation of law;

(i)	Litigation. As soon as the same is instituted (or, to the knowledge of the Borrower, threatened), furnish or caused to be furnished to the Agent details of any litigation, arbitration or administrative proceedings against or involving (i) the Borrower or any other Security Party which are likely to have a material adverse effect on the Borrower or such Security Party, as the case may be, (ii) the Borrower or any other Security Party which are likely to have a material adverse effect on the Vessel or the operations of the Vessel or (iii) the Borrower or any other Security Party which are likely to have a material adverse effect on the ability of the Borrower or such Security Party, as the case may be, to fulfill its obligations under the agreements for this transaction;

(j)	ERISA Liability. Promptly upon learning of the occurrence of any material liability of the Borrower or any ERISA Affiliate pursuant to ERISA in connection with the termination of any Plan or withdrawal or partial withdrawal from any multiemployer plan (as defined in ERISA) or of a failure to satisfy the minimum funding standards of Section 412 of the Code or Part 3 of Title I of ERISA by any Plan in each case for which the Borrower, the Pledgors or any ERISA Affiliate is plan administrator (as defined in ERISA), furnish or cause to be furnished to the Agent written notice thereof;

(k)	ISM Code and ISPS Code. After Delivery, (i) as applicable, procure that each Operator will comply with and ensure that the Vessel which it operates will comply with the requirements of the ISM Code and the ISPS Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto; and (ii) as applicable will procure that the Operators will immediately inform the Agent if there is any threatened or actual withdrawal of its DOC or the ISSC or the SMC in respect of any Vessel; and (iii) will procure that the Operators will promptly inform the Agent upon the issuance to the Borrower or Operators of a DOC and the issuance to the Vessel of an SMC and an ISSC;

(l)	Vessel Insurance.
(i)	During Construction, insure, or have the Builders insure, and keep insured to the extent of its interest therein, the Vessel with respect to comprehensive builder’s risks; and

(ii)	After completion of Construction, insure, and keep insured, the Vessel in accordance with the provisions of the Mortgage and more specifically the Vessel will be insured with respect to:
(a)	all risks hull and machinery (including excess risks);

(b)	storm risks;

(c)	if the Vessel is to be operated outside of the U.S. Gulf of Mexico, war risks covering, inter alia the perils of confiscation, expropriation, nationalization and seizure;

(d)	protection and indemnity risks (including pollution risks, crew, cargo, contractual and removal of wreck insurance);

(e)	mortgagee’s interest insurance (which shall include additional perils pollution); and

(f)	either Business Interruption Insurance covering a period of one hundred and eighty (180) days, or a cash amount in an amount sufficient to cover at least six (6) months of debt service has been deposited into the Earnings Account.

(m)	Money Laundering. Upon the Agent’s request, promptly supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent in order for each Lender to carry out and be satisfied with the results of all necessary “know your client” or other checks which it is required to carry out in relation to the transactions contemplated by this Agreement, the Notes and the Security Documents and to the identity of any parties to the Security Documents (other than the Lenders) and their directors and officers;

(n)	Technical Information. Upon Agent’s request, promptly supply, or procure the supply of, a report of the technical condition of the Vessel, at the expense of the Borrower; provided, however, that the Borrower shall only be required to pay for two such reports during any one calendar year;

(o)	Change of Control. Ensure that, other than as contemplated by the Approved Joint Venture, the Borrower and the Operating Entity shall continue to be owned as set forth in Section 2.1(o);

(p)	Ownership of Borrower. The Borrower shall insure that if, as a result of the Approved Joint Venture, the ownership of the Borrower or the Operating Entity changes from that set forth in Section 2.1(o), the new owner shall immediately become a Pledgor hereunder and shall execute a pledge of its shares in the Borrower or the Operating Entity in favor of the Security Trustee, substantially in the form of Exhibit G hereto;

(q)	Payment of Obligations. Except as contested in good faith by the Borrower (for which adequate reserves have been maintained) or which constitute Permitted Liens, the Borrower shall pay and discharge (i) all taxes, fees, assessments and governmental charges or levies imposed on it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies, which, if unpaid, might become a lien upon any properties or assets of the Borrower, (ii) all lawful claims which, if unpaid would by law become a lien upon its properties and (iii) Indebtedness, as and when due and payable;

(r)	Licenses. The Borrower shall obtain and maintain all licenses, authorizations, consents, filings, exemptions, registrations and other governmental approvals necessary in connection with (i) the execution, delivery and performance of the Agreement and the Security Documents, (ii) the consummation of the transactions therein contemplated or (iii) the operation and conduct of its business and ownership of its properties, the failure of which to obtain in the case of the matters addressed in sub-

clause (iii) could reasonably be foreseen to result in a material adverse change on the Borrower’s business or prospects; and

(s)	Mortgage. The Borrower shall, as soon as possible after taking delivery of the Vessel from Shanghai Shipyard Co., Ltd., execute and deliver to the Agent the Mortgage and any Assignments, Account Pledges and other Security Documents as the Agent shall require and such Uniform Commercial Code Financing Statements (each in form and substance satisfactory to the Agent ) with respect thereto as the Agent shall require and the Borrower shall provide the Agent with evidence satisfactory to it and its legal advisers that:
(i)	the Vessel is in the sole and absolute ownership of the Borrower, unencumbered save and except for the Mortgage thereon in favour of the Security Trustee and Permitted Liens, and is duly registered in the name of the Borrower under the flag of the Republic of the Marshall Islands;

(ii)	the Vessel is provisionally classed with the relevant Classification Society without any material outstanding overdue recommendations affecting class;

(iii)	the Vessel is insured in accordance with the provisions of the Mortgage and Section 9.1(l);

(iv)	the Mortgage is duly recorded under the laws of the Republic of the Marshall Islands and constitutes a first preferred mortgage lien on the Vessel under the laws of such jurisdiction; and

(v)	legal opinions, dated the date of the delivery of the Vessel from Shanghai Shipyard Co., Ltd., each in for and substance reasonably satisfactory to the Agent and its counsel from (a) Gardere Wynne Sewell LLP, special counsel to the Security Parties (other than Shell EP Offshore Ventures Limited) and the Operating Entity, (b) Appleby, special Cayman Islands counsel to the Borrower and (c) such other legal counsel as requested by the Agent.
     9.2 Negative Covenants. The Borrower hereby covenants and undertakes with the Lenders that, from the date hereof and so long as any principal, interest or other moneys are owing in respect of the Facilities or under this Agreement, the Notes, the Security Documents or any of them, that the Borrower will not, nor will it permit any Subsidiary, to the extent applicable, to:
(a)	Liens. Without prior consent of the Majority Lenders, create, assume or permit to exist any mortgage, pledge, lien, charge, encumbrance or any security interest whatsoever upon any of its property or other assets, real or personal, tangible or intangible, whether now owned or hereafter acquired except Permitted Liens and except pursuant to the Mortgage, the Security Documents and liens in favor of the Lenders, the Security Trustee or the Agent and except as permitted by the Security Documents; or

(b)	Change Business. Change the nature of its business or commence any business other than the owning, operation and chartering of the Vessel; or

(c)	Change Offices. Change its name or the location of its chief executive office or the office where its corporate records are kept or open any new office for the conduct of its business on less than thirty (30) days prior written notice to the Agent; or

(d)	Loan; Investments. With respect to the Borrower, except as provided in the Approved Joint Venture, make any Investment in any Person, firm, corporation, joint venture or other entity, other than wholly-owned Subsidiaries of the Borrower or the Operating Entity; or

(e)	Indebtedness. With respect to the Borrower, except as contemplated by the Contribution Agreement and Permitted Indebtedness, incur or suffer to exist any indebtedness other than the Facilities, indebtedness secured by the Mortgage, trade credit under industry standard terms or indebtedness permitted by the Security Documents; or

(f)	Assume Obligations. Assume, guarantee, endorse or otherwise become liable in connection with any obligation of any Person, firm or entity, other than wholly-owned Subsidiaries of the Borrower or the Operating Entity and except as contemplated by this Agreement, the Approved Joint Venture or the Security Documents; or

(g)	Dividends/Repayment of Subordinated Debt. With respect to the Borrower, declare any dividend, make any principal or interest payment on any subordinated debt, or make any distribution of any kind thereon; provided, however, after the Delivery Date, the Borrower may declare dividends up to Five Hundred Thousand Dollars ($500,000) per quarter for a total of Two Million Dollars ($2,000,000) per annum on a subordinated basis after debt service; or

(h)	Merge. Merge into or consolidate with any other entity, except as permitted by the Approved Joint Venture; or

(i)	Asset Sales. Except as contemplated by Section 8.1(j) above, sell or otherwise dispose of the Vessel or any other asset which is substantial in relation to the assets of the Borrower taken as a whole; or

(j)	Pay funds. Repay any loans or pay out any funds (other than in the ordinary course of business) to any company other than the Agent or the Lenders; or

(k)	Constitutional Instruments. Materially amend, supplement or modify its constitutional instruments; or

(l)	Change Flag, Class or Operator. Without the prior written consent of the Majority Lenders, change, or allow to be changed, the Vessel’s flag, registration, classification society or Operator from that in effect on the Delivery Date; or

(m)	Money Laundering. In connection with this Agreement, the Notes or any of the Security Documents, contravene or permit the Borrower or the Operating Entity to contravene, any law, official requirement or other regulatory measure or procedure implemented to combat “money laundering” (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities) and comparable United States Federal and state laws; or

(n)	No Acquisitions. Acquire any additional vessels or any other assets (other than materials in connection with the construction of the Vessel or a reasonable amount of capital expenditure calculated on a yearly basis) without the prior written consent of the Majority Lenders; or

(o)	No Material Amendments. (i) Materially amend the Construction Contracts or the Construction Plan without the prior written approval of the Majority Lenders and review by the Technical Advisor; or (ii) materially amend the Bareboat Charter, Approved Joint Venture, MDO Contract, Contribution Agreement, Sponsor Purchase Agreement or any Security Document without the prior written approval of the Majority Lenders;

(p)	Capital Expenditures. The Borrower shall not be permitted to make any Capital Expenditures other than Capital Expenditures relating to the Vessel. All Capital Expenditures shall be subject to the prior written approval of the Lenders, such approval to be subject to the sole discretion of the Lenders.

10. ACCOUNTS
     10.1 Earnings Account, MDO Account and all other Accounts. (a) The Borrower shall establish and maintain an account in the name of the Borrower (the “Earnings Account”) with the Agent or another financial institution acceptable to the Agent, into which the Borrower shall cause all earnings relating to the Bareboat Charter to be paid. The Borrower shall cause the Operating Entity to establish and maintain an account in the name of the Operating Entity (the “MDO Account”) with the Agent or another financial institution acceptable to the Borrower, into which the Operating Entity shall cause all earnings relating to the MDO Contract to be paid. The Borrower agrees that the MDO Account shall be with a financial institution acceptable to the Agent.
          (b) Upon establishing the Earnings Account, the Borrower shall deliver to the Agent a duly executed Pledge of Earnings Account and Notice of Pledge of Earnings Account (including the duly executed consent of the Depositary), and any such other pledge, assignment or security agreement as the Agent shall require in order to grant a valid, perfected security interest in the Earnings Account in favor of the Security Trustee. Upon establishing the MDO Account (a) the Operating Entity shall, pursuant to the terms of the Bareboat Charter, deliver to the Borrower a duly executed Collateral Pledge and related notices (including, with respect to any Account Pledge, the duly executed consent of the Depositary) and any such other pledge, assignment or security agreement as shall be required in order to grant a valid, perfected security interest in the MDO Account in favor of the Borrower and (b) the Borrower shall deliver to the Security Trustee a duly executed Assignment of Collateral Pledge (including, with respect to any Account Pledge, the duly executed consent of the Depositary) and any such other pledge, assignment or security agreement as the Agent shall require in order to grant a valid, perfected security interest in the MDO Account in favor of the Security Trustee.
          (c) The Borrower shall be permitted to establish up to six (6) additional Accounts, provided the Borrower execute a notice of pledge of account (including the duly executed consent of the Depositary), substantially in the form of Exhibit H hereto, and any such other pledge, assignment or security agreement as the Agent shall require in order to grant a valid, perfected security interest in the Account in favor of the Security Trustee. All moneys of the Borrower on deposit in the Earnings Account or any other Account shall be collateral security for the payment and performance by the Borrower of its obligations hereunder, under the Notes, and under the Security Documents and the Borrower, by its execution of this Agreement, hereby pledge, assign and grant to the Security Trustee a security interest in such moneys. The Security Trustee shall retain all Assigned Moneys until all of the Borrower’s obligations hereunder shall have been paid and discharged in full, provided, however, that so long as no Event of Default has occurred or is continuing, the Borrower may from time to time withdraw from the Earnings Account or any other Account amounts required by the Borrower to pay expenses and taxes related to the operation, insurance, maintenance and repair of the Vessel, including taxes on themselves, on their earnings and on their distributions, amounts necessary to service the Facilities, and for other purposes permitted by this Agreement. The Security Trustee may debit the relevant Account in order to pay the Agent, the Security Trustee and the Lenders any amounts due thereto hereunder if the Borrower fails to make such payments.
     10.2 Application of Earnings Account, MDO Account and all other Accounts. Upon the occurrence of an Event of Default all moneys then held in the Earnings Account, the MDO Account, or any other Account or account and any Assigned Moneys thereafter received by the Agent shall be retained by the Agent as collateral security for the Facilities to be applied by the Agent in the manner set forth in Section 8.3.
11. ASSIGNMENT AND CERTIFICATIONS
     11.1 Benefit of Agreement. This Agreement shall be binding upon, and inure to the benefit of, the Borrower, the Lenders, the Arranger, the Security Trustee and the Agent and their respective successors and assigns, except that the Borrower may not assign any rights or obligations hereunder without the prior written consent of each of the Lenders, not to be unreasonably withheld or delayed (which consent the Lenders shall be at full liberty to withhold). In giving any consent as aforesaid to any assignment by the Borrower, the Lenders shall be entitled to impose such conditions as it shall deem appropriate.
     11.2 Assignment by the Lenders. The Lenders may assign the whole or any part of their respective rights or obligations under this Agreement to any subsidiary or holding company thereof or, with the consent of the Borrower, to any other bank or financial institution whatsoever, with such consent not to be unreasonably withheld; provided that such assignment shall not give rise to liability under Section 12.1 or Section 12.2; provided further that no assignment of a Lender’s rights to payment of principal, stated interest, or other rights hereunder shall be effective unless and until properly recorded in the Register under Section 11.4.
     11.3 Syndication. Provided the Agent remains the agent for such other bank or financial institution, the Agent may syndicate or grant participations in respect of the Facilities to any other bank or financial institution with the consent of the Borrower not to be unreasonably withheld; provided that such syndication shall not give rise to liability under Section 12.1 or Section 12.2
     11.4 Register. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its offices in The Hague, The Netherlands, a copy of each assignment agreement by a Lender delivered to the Agent and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     11.5 Status of Lenders. Prior to becoming a Lender hereunder, each Foreign Lender shall establish an exemption from withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes and the United States, or any treaty to which such jurisdictions are a party, with respect to payments hereunder. Each Foreign Lender shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as would permit such payments to be made without withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Agent to determine whether or not such Lender was subject to backup withholding or information reporting requirements. Furthermore, without limiting any of the foregoing, any Foreign Lender shall deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following would be applicable if the Borrower were a resident of the United States:
(a)	duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(b)	duly completed copies of Internal Revenue Service Form W-8ECI,

(c)	in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881 (c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881 (c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881 (c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service form W-8BEN, or

(d)	any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.
     11.6 Treatment of Certain Refunds. If the Agent or a Lender reasonably determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund

(but only to the extent of indemnity payments made, or additional amounts paid by the Borrower under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant taxing authority with respect to such refund), provided that the Borrower, upon the request of the Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant taxing authority) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such taxing authority. This paragraph shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.
12. ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC.
     12.1 Illegality. In the event that by reason of any change in any applicable law, regulation or regulatory requirement or in the interpretation thereof any of the Lenders concludes that it has become unlawful for such Lender to maintain or give effect to its obligations as contemplated by this Agreement, such Lender shall inform the Agent and the Borrower to that effect, whereafter the liability of such Lender to make its Commitment available shall forthwith cease and the Borrower shall within thirty (30) days after receipt of written notice prepay the then outstanding portion of such Lender’s Commitment immediately and in accordance with and subject to the provisions of Section 12.5. In any such event, but without prejudice to the aforesaid obligations of the Borrower to prepay the Commitment, the relevant Borrower and such Lender shall negotiate in good faith with a view to agreeing on terms for making its portion of the Commitment available from another jurisdiction or otherwise restructuring the Commitment on a basis which is not unlawful.
     12.2 Increased Costs. If any change in applicable law, regulation or regulatory requirement or in the interpretation or application thereof by any governmental or other authority, shall:
(a)	subject any Lender to any Taxes with respect to its payments under the Facilities; or

(b)	change the basis of taxation to any Lender of payments of principal or interest or any other payment due or to become due pursuant to this Agreement (other than a change in the basis effected by the jurisdiction of the organization of such Lender or such other jurisdiction where the Facilities may be payable or such Lender may be doing business), or

(c)	impose, modify or deem applicable any reserve requirements or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, any Lender, or

(d)	impose on any Lender any other condition affecting the Facilities, and the result of the foregoing is either to increase the cost to a Lender of making available or maintaining the Facilities or any part thereof or to reduce the amount of any payment received by such Lender, then and in any such case if such increase or reduction in the opinion of the Lender materially affects the interests of the Lender:
(i)	such Lender shall notify the Borrower of the happening of such event,

(ii)	the Borrower shall forthwith upon demand pay to such Lender such amount as the Lender certifies to be necessary to compensate the Lender for such additional cost or such reduction, and

(iii)	any such demand as is referred to in subclause (b) of this Section 12.2 may be made by such Lender at any time before or after the Drawdown Date and at any time before any repayment of any portion, but not all, of the Facilities then outstanding; provided, however, that before making any such demand such Lender agrees to use reasonable efforts to designate a different lending office for the Facilities if the making of such designation would avoid the need for, or reduce the amount of, such increased cost, and would not, in the reasonable judgment of such Lender be disadvantageous to such Lender.
PROVIDED, however, that the foregoing provisions shall not be applicable in the event that increased costs to the Lender result from the exercise by a Lender of its right to assign its rights or obligations under Section 11 or are otherwise attributable to acts of a Lender.
     12.3 Interest Rate Determination. If the Agent shall determine that, by reason of circumstances affecting the London Interbank Market generally, adequate and reasonable means do not or will not exist for ascertaining the Applicable Rate for the Facilities for any Interest Period, the Agent shall give notice of such determination to the Borrower. The Borrower and the Agent shall then negotiate in good faith in order to agree upon a mutually satisfactory interest rate and/or Interest Period to be substituted for those which would otherwise have applied under this Agreement. If the Borrower and the Agent are unable to agree upon such a substituted interest rate and/or Interest Period within thirty (30) days of the giving of such determination notice, the Agent shall set an interest rate and Interest Period to take effect from the expiration of the Interest Period in effect at the date of determination, which rate shall be equal to the Applicable Margin plus the cost to the Lenders (as noticed by the Lenders to the Agent and as certified by the Agent to the Borrower) of funding the Facilities. In the event the state of affairs referred to in this Section 12.3 shall extend beyond the end of such Interest Period, the foregoing procedure shall continue to apply until circumstances are such that the Applicable Rate may be determined pursuant to Section 6.

     12.4 Agent’s Certificate. A certificate or determination notice of the Agent as to any of the matters referred to in this Section 12 shall, save for any manifest error, be conclusive and binding on the Borrower.
     12.5 Compensation for Losses. Where the Facilities or any portion thereof are to be prepaid by the Borrower pursuant to any of the foregoing provisions of this Section 12, the Borrower shall simultaneously with such prepayment pay to the affected Lenders all accrued interest to the date of actual payment and all other sums payable by the Borrower to the Agent, the Security Trustee or the Lenders pursuant to this Agreement together with such amounts as may be certified by the Agent to be necessary to compensate the Agent, the Security Trustee or the Lenders for any loss, premium or penalties incurred or to be incurred by them on account of funds borrowed to make, fund or maintain the Facilities or any part thereof for the remainder (if any) of the then current Interest Period or Interest Periods but otherwise without penalty or premium.
13. CURRENCY INDEMNITIES
     13.1 Currency Conversion. If for the purpose of obtaining or enforcing a judgment in any court in any country it becomes necessary to convert into any other currency (the “judgment currency”) an amount due in Dollars under this Agreement, the Notes or any of the Security Documents then the conversion shall be made, in the discretion of the Agent, at the rate of exchange prevailing either on the date of default or on the day before the day on which the judgment is given or the order for enforcement is made, as the case may be (the “conversion date”), provided that the Lenders shall not be entitled to recover under this clause any amount in the judgment currency which exceeds at the conversion date the amount in Dollars due under this Agreement, the Notes or any of the Security Documents.
     13.2 Currency Indemnity. If there is a change in the rate of exchange prevailing between the conversion date and the date of actual payment of the amount due, the Borrower shall pay such additional amounts (if any) as may be necessary to ensure that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of payment will produce the amount then due under this Agreement, the Notes or any of the Security Documents in Dollars. Any excess over the amount due received or collected by the Lenders shall be remitted to the Borrower.
     13.3 Additional Debt Due. Any amount due from the Borrower under Section 13.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement, the Notes or any of the Security Documents.
     13.4 Rate of Exchange. The term “rate of exchange” in this Section 13 means the rate at which the Agent in accordance with its normal practices is able on the relevant date to purchase Dollars with the judgment currency and includes any premium and costs of exchange payable in connection with such purchase.

14. FEES AND EXPENSES
     14.1 Fee Letter and Underwriting Letter. On or prior to the Initial Drawdown Date, the Borrower shall pay to the Agent and the Lenders such fees as the parties have agreed pursuant to each of the Fee Letter and the Underwriting Letter.
     14.2 Commitment Fee. The Borrower shall pay to the Agent on behalf of the Lenders quarterly in arrears a commitment fee equal to 40% of the Applicable Margin per annum payable on the average undrawn and uncancelled portion of the Facilities.
     14.3 Expenses. The Borrower agree to pay the Arrangers, the Agent, the Security Trustee and the Lenders promptly (whether or not the Facilities or any part thereof are ever made available hereunder) all reasonable costs, charges and expenses (not including overhead) incurred by or on behalf of the Agent, the Security Trustee or the Lenders (including, without limitation, external technical advisor, insurance advisor and legal fees on a full indemnity basis and out-of-pockets expenses, inclusive of travel expenses thereof) in connection with the negotiation, preparation, execution and enforcement or attempted enforcement of or the restructuring of the Borrower’s obligations under this Agreement, the Note and the Security Documents or otherwise in connection with the Facilities, as well as in connection with any supplements, amendments, waivers or consents relating thereto.
15. APPLICABLE LAW AND JURISDICTION
     15.1 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW (EXCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
     15.2 Submission to Jurisdiction. The Borrower hereby (i) irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against it by the Agent, the Security Trustee or the Lenders under this Agreement, the Notes, the Security Documents or any instrument delivered hereunder or thereunder, (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts, (iii) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law. The Borrower hereby irrevocably appoints, for the duration of this Agreement and until the Facility has been repaid in full, C T Corporation System, with a place of business at 111 Eighth Avenue, New York, New York 10011, its attorney-in-fact and agent for service of summons or other legal process thereon, which service may be made by serving a copy of any summons or other legal process in any such action or proceeding on such agent and such agent is hereby authorized and directed to receive and forward by and on behalf of the Borrower, service of summons and other legal process in any such action or proceeding against it. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Borrower as such, and shall be legal and binding upon the Borrower for all the purposes of any such action or proceeding. Final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Borrower to the Lenders) against the Borrower in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. In the event that the Borrower shall not be conveniently available for such service, the Borrower hereby irrevocably appoints the Person who then is the Secretary of State of the State of New York as such attorney-in-fact and agent. Notwithstanding anything herein to the contrary, the Agent, the Security Trustee or the Lenders may bring any legal action or proceeding in any other appropriate jurisdiction.
     15.3 WAIVER OF JURY TRIAL. IT IS MUTUALLY AGREED BY AND AMONG THE BORROWER, THE AGENT, THE SECURITY TRUSTEE AND THE LENDERS THAT EACH OF THEM HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE NOTES OR THE SECURITY DOCUMENTS.
16. THE AGENT
     16.1 Appointment of Agent. Each of the Lenders hereby irrevocably appoints and authorizes the Agent (which for purposes of this Section 16 shall be deemed to include the Agent acting in its capacity as Security Trustee pursuant to Section 17) to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes, and the Security Documents as are delegated to the Agent by the terms hereof and thereof. Neither the Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under this Agreement, the Notes, or the Security Documents or in connection therewith, except for its or their own gross negligence or willful misconduct.
     16.2 Distribution of Payments. Whenever any payment is received by the Agent from the Borrower for the account of the Lenders, or any of them, whether of principal or interest on the Note, commissions, fees, or otherwise, it will thereafter cause to be distributed on the same day if received before 11 a.m. New York time, or on the next day if received thereafter, like funds relating to such payment ratably to the Lenders according to their respective interests in the Facilities unless otherwise specified in the Fee Letter or the Underwriting Letter, in each case to be applied according to the terms of this Agreement or pursuant to the terms of the Fee Letter or the Underwriting Letter.

     16.3 Assume Receipt. If and whenever any amount is to be paid to the Agent for the account of another Person, the Agent may assume that that amount will be paid when due and the Agent may (but shall not be obliged to) make that amount available to the Person for whose account it is to be paid. If that amount is not paid to the Agent when due, the Person to whom that amount was so made available shall on request refund that amount to the Agent together with interest thereon sufficient to compensate the Agent for the cost of making available that amount up to the date of such refund and the Person by whom that amount was payable shall indemnify each of the Agent and the Person to whom that amount was made available by the Agent against all costs, expenses, losses and liabilities paid, suffered or incurred by the Agent or that Person as a consequence of that amount not having been paid when due.
     16.4 Holder of Interest in Note. The Agent may treat each Lender as the holder of all of the interest of such Lender in the Notes, as the case may be, until written notice of transfer, in form and substance satisfactory to the Agent, signed by such Lender shall have been filed with the Agent.
     16.5 No Duty to Examine, etc. The Agent shall not be under any duty to examine or pass upon the validity, effectiveness or genuineness of this Agreement, the Notes or the Security Documents or any instrument, document or communication furnished pursuant to this Agreement or in connection therewith or in connection with any Notes or Security Document, and the Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.
     16.6 Agent as Lender. With respect to that portion of the Facilities made available by it, the Agent shall have the same rights and powers hereunder as any other Lenders and may exercise the same as though it were not the Agent, and the term “Lender” or “Lenders” shall include the Agent in its capacity as a Lender. The Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with, the Borrower, as if it were not the Agent.
     16.7 Acts of the Agent. The Agent shall have duties and discretion, and shall act as follows:
(a)	Obligations of Agent. The obligations of the Agent under this Agreement, under the Notes, and under the Security Documents are only those expressly set forth herein and therein.

(b)	No Duty to Investigate. The Agent shall not at any time be under any duty to investigate whether an Event of Default, or an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred or to investigate the performance of this Agreement or any of the Security Documents by the Borrower.

(c)	Agent’s Discretion. The Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, the Notes, and the Security Documents, unless the Agent shall have been instructed by the Majority Lenders to exercise such rights or to take or refrain from taking such action; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law.

(d)	Instructions of Majority Lenders. The Agent shall in all cases be fully protected in acting or refraining from acting under this Agreement, under the Notes or under any Security Document in accordance with the instructions of the Majority Lenders, and any action taken or failure to act pursuant to such instructions shall be binding on all of the Lenders.
     16.8 Assumption re: Events of Default. Except as otherwise provided in Section 16.14, the Agent shall be entitled to assume that no Event of Default, or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing, unless the Agent has been notified by the Borrower of such fact, or has been notified by a Lender that such Lender considers that an Event of Default or such an event (specifying in detail the nature thereof) has occurred and is continuing. In the event that the Agent shall have been notified by the Borrower or any Lender in the manner set forth in the preceding sentence of any Event of Default or of an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, the Agent shall notify the Lenders and shall take action and assert such rights under this Agreement, under the Notes, and under Security Documents as the Majority Lenders shall request in writing.
     16.9 Limitation of Liability. Neither the Agent nor any of the Lenders shall be under any liability or responsibility whatsoever:
(a)	To the Borrower or any other Person or entity as a consequence of any failure or delay in performance by, or any breach by, any other Lenders or any other Person of any of its or their obligations under this Agreement, the Notes or under any Security Document;

(b)	To any Lender or Lenders, as a consequence of any failure or delay in performance by, or any breach by, the Borrower of any of its obligations under this Agreement, under the Notes, or under the Security Documents; or

(c)	To any Lender or Lenders, for any statements, representations or warranties contained in this Agreement, the Notes, in any Security Document or any Document or instrument delivered in connection with the transaction hereby contemplated; or for the validity, effectiveness, enforceability or sufficiency of this Agreement, the Notes, or any Security Document or any document or instrument delivered in connection with the transactions hereby contemplated.
     16.10 Indemnity. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower), pro rata according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including legal fees and expenses incurred in investigating claims and defending itself against such liabilities) which may be imposed on, incurred by or asserted against, the Agent in any way relating to or arising out of this Agreement, the Notes, or any Security Document, any action taken or omitted by the Agent thereunder or the preparation, administration, amendment or enforcement of, or waiver of any provision of, this Agreement, the Notes, or any Security Document, except that no Lenders shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence or willful misconduct.
     16.11 Consultation with Counsel. The Agent may consult with legal counsel selected by it and shall not be liable for any action taken, permitted or omitted by it in good faith in accordance with the advice or opinion of such counsel.
     16.12 Resignation. The Agent may resign at any time by giving 60 days written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within 60 days after the retiring Agent’s giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank or trust company of recognized standing. The appointment of any successor Agent shall be subject to the prior written consent of the Borrower, such consent not be unreasonably withheld. After any retiring Agent’s resignation as Agent hereunder, the provisions of this Section 16 shall continue in effect for its benefit with respect to any actions taken or omitted by it while acting as Agent.
     16.13 Lender Representations. Each Lender represents and warrants to the Borrower, each other Lender and the Agent that:
(a)	In making its decision to enter into this Agreement and to make its portion of the Facilities available hereunder, it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower, that it has made an independent credit judgment and that it has not relied upon any statement, representation or warranty by any other Lender or the Agent;

(b)	So long as any portion of its Commitment remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower; and

(c)	It is not an ERISA plan and is not investing ERISA plan assets.
     16.14 Notification of Event of Default. The Agent hereby undertakes to promptly notify the Lenders, and the Lenders hereby promptly undertake to notify the Agent and the other Lenders, of the existence of any Event of Default which shall have occurred and be continuing of which the Agent or any Lender has actual knowledge.
     16.15 No Agency or Trusteeship if NIBC only Lender. If at any other time NIBC is the only Lender, all references to the terms “Agent” and “Security Trustee” shall be deemed to be references to NIBC as Lender and not as agent or security trustee.
17. THE SECURITY TRUSTEE
     17.1 Appointment of Security Trustee. Each of the Lenders irrevocably appoints the Security Trustee as security trustee on their respective behalf with regard to the (i) security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Lenders or any of them or for the benefit thereof under or pursuant to this Agreement, the Note or any Security Documents (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to any Lender in this Agreement, the Notes or any Security Document), (ii) all moneys, property and other assets paid or transferred to or vested in any Lender or any agent of any Lender or received or recovered by any Lender or any agent of any Lender pursuant to, or in connection with, this Agreement, the Notes or the Security Documents whether from the Borrower or any other Person and (iii) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by any Lender or any agent of any Lender in respect of the same (or any part thereof). The Security Trustee hereby accepts such appointment.
18. NOTICES AND DEMANDS
     18.1 Addresses. Every notice or demand required or permitted under this Agreement shall be in writing and may be given or made by facsimile, mail, prepaid overnight courier or other means, sent as follows:
If to the Security Parties:
BULLY 1, LTD.
Appleby Trust (Cayman) Ltd.

Clifton House
75 Fort Street
P.O. Box 1350,
Grand Cayman KY1-1108
Cayman Islands
Facsimile No.: +1-345-949-4901
Attention: The Secretary
with a copy to:
FRONTIER DRILLING USA, INC.
1000 Louisiana, Suite 1210
Houston, TX 77002
Telephone No.: +1-713-481-7500
Attention: John Stevenson
If to the Agent or the Security Trustee:
NIBC Bank N.V.
Carnegieplein 4, 2517 KJ
The Hague, The Netherlands
Attention: Credit & Agency Services
Facsimile No.: +31-70-342-5366
If to the Lenders:
            To their respective addresses set forth on Schedule 1 hereto.
     18.2 Receipt. Every notice or demand required or permitted under this Agreement shall except so far as otherwise expressly provided by this Agreement, be deemed to have been received in the case of a facsimile at the time of dispatch thereof (provided that if the date of dispatch is not a Banking Day in the locality of the party to whom such notice or demand is sent it shall be deemed to have been received on the next following Banking Day in such locality), in the case of a letter delivered by hand or by courier, at the time of delivery and, in the case of a letter, on the expiration of five (5) days after the same is put into the mail.
19. MISCELLANEOUS
     19.1 Time of Essence. Time is of the essence of this Agreement but no failure or delay on the part of any Lender to exercise any power or right under this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise by such Lender of any power or right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.
     19.2 Severability. In case any one or more of the provisions contained in this Agreement, the Notes or any of the Security Documents should be invalid, illegal or unenforceable in any respect under any law applicable in any relevant jurisdiction, the validity, legality and enforceability of the remaining provisions herein or therein contained shall not in any way be affected or impaired thereby.
     19.3 References. References herein to Sections, Schedules and Exhibits are to be construed as references to sections of, exhibits to, and schedules to, this Agreement, unless the context otherwise requires.
     19.4 Further Assurances. The Borrower agrees that if this Agreement, the Notes or any of the Security Documents shall at any time be deemed by the Agent, the Security Trustee or the Lenders for any reason insufficient in whole or in part to carry out the true intent and spirit hereof or thereof, it will execute or cause to be executed such other and further assurances and documents as in the opinion of the Agent, the Security Trustee or the Majority Lenders may be required in order more effectively to accomplish the purposes of this Agreement, the Notes or any of the Security Documents.
     19.5 Headings. In this Agreement, Section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Agreement.
     19.6 Entire Agreement. This Agreement, the Underwriting Letter and the Reset Letter constitute the entire agreement of the parties hereto concerning the Facility including all parties added hereto pursuant to any assignment made pursuant to Section 11. This Agreement may be executed in any number of counterparts, each of will shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Majority Lenders (and, if the rights or duties of the Agent or the Security Trustee are affected thereby, by the Agent and/or the Security Trustee, as the case may be); provided that no amendment or waiver shall, unless agreed in writing by all the Lenders, (i) increase or decrease the Commitment of any Lender or subject any Lender to any additional obligation, (ii) reduce the principal of or rate of interest on the Facilities or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on the Facilities or any fees hereunder or for any termination of any Commitment, (iv) amend Section 11, (v) waive any condition precedent to the making of the Facilities, (vi) release any collateral or (vii) amend or modify this Section 19.6 or otherwise change the percentage of the Commitments or of the aggregate unpaid principal amount of the Facilities, or the number or category of Lenders which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement.

     19.7 WAIVER OF IMMUNITY. TO THE EXTENT THAT ANY SECURITY PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM SUIT, JURISDICTION OF ANY COURT OR ANY LEGAL PROCESS (WHETHER THROUGH ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OF A JUDGMENT, OR FROM ANY OTHER LEGAL PROCESS OR REMEDY) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH SECURITY PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER SECURITY DOCUMENTS.
     19.8 USA Patriot Act Notice; OFAC and Bank Secrecy Act. The Agent hereby notifies the Borrower and each other Security Party that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and the Agent’s policies and practices, the Agent and each of the Lenders is required to obtain, verify and record certain information and documentation that identifies each Security Party, which information includes the name and address of each Security Party and such other information that will allow the Agent and the Lenders to identify each Security Party in accordance with the Act. In addition, each Security Party shall (a) ensure that no Person who owns a controlling interest in or otherwise controls any Security Party or any subsidiary of any thereof is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Facilities to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any of its subsidiaries to comply, with all applicable Bank Secrecy Act laws and regulations, as amended.
[SIGNATURES ON NEXT PAGE]

          IN WITNESS whereof the parties hereto have caused this Agreement to be executed by their respective duly authorized representative on the day and year first above written.

BULLY 1, LTD., as Borrower
By:	/s/ Vernon Westerhout
	Name:	Vernon Westerhout
	Title:	General Manager

NIBC BANK N.V., as Arranger, Agent, Security Trustee and Lender
By:	/s/ Seth A. Brookman
	Name:	Seth A. Brookman
	Title:	Attorney-in-Fact

STANDARD CHARTERED BANK, as Arranger and Lender
By:	/s/ David Richards
	Name:	David Richards
	Title:	Managing Director, Structured Finance

BANK OF SCOTLAND PLC, as Arranger and Lender
By:	/s/ John Lowe
	Name:	John Lowe
	Title:	Director, Marine Finance

Schedule 1

	Senior Term Loan	Senior Revolver	Junior Term Loan
Lender	Commitment	Commitment	Commitment	Total Commitment
NIBC Bank N.V.	$	$	$	$155,000,000
Carnegieplein 4, 2517 KJ The Hague, The Netherlands Attention: Loan Management Energy Facsimile No.: +31-70-342-5577

Standard Chartered Bank	$	$	$	$155,000,000
New London Bridge House, 25 London Bridge Street, London SE1 9TB Attention: Juan Grunblatt, Portfolio Asset Management team Fax: +44 20 7280 7897

Bank of Scotland plc	$	$	$	$155,000,000
Corporate Marine Finance Pentland House 8 Lochside Avenue, Edinburgh EH12 9DJ Attention: John Lowe Fax: +44 131 658 3220

Schedule 2
CONSTRUCTION PLAN

EXECUTION VERSION
AMENDMENT NO. 1
TO
TERM LOAN AND CREDIT FACILITY AGREEMENT
PROVIDING FOR A
US$465,000,000
SECURED CREDIT FACILITY
Dated December 21, 2007

MADE AMONG
BULLY 1, LTD.,
AS BORROWER,
THE BANKS AND FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES
HERETO,
AS LENDERS,
STANDARD CHARTERED BANK
AND
BANK OF SCOTLAND PLC,
AS ARRANGERS
AND
NIBC BANK N.V.,
AS ARRANGER, AGENT AND SECURITY TRUSTEE

February 12, 2008

AMENDMENT NO. 1 TO CREDIT FACILITY AGREEMENT
          THIS AMENDMENT NO. 1 TO TERM LOAN AND CREDIT FACILITY AGREEMENT (this “Amendment”) is made as of the 12th day of February, 2008 by and among (i) BULLY 1, LTD., an exempt company incorporated in the Cayman Islands, as borrower (the “Borrower”), (ii) the financial institutions listed on the signature pages hereto as senior and/or junior lenders, as the case may be (together with their respective successors and assigns, the “Lenders”), (iii) STANDARD CHARTERED BANK, a company incorporated by Royal Charter in England (with reference number ZC18), BANK OF SCOTLAND PLC, a banking corporation organized and existing under the laws of Scotland, and NIBC BANK N.V., a banking corporation organized under the laws of The Netherlands (“NIBC”), as arrangers, and (iv) NIBC as agent (in such capacity, the “Agent”) and security trustee (in such capacity, the “Security Trustee”) for the Lenders, and amends and is supplemental to the Term Loan and Credit Facility Agreement dated as of December 21, 2007 (the “Original Agreement”) made by and among the Borrower, the Lenders, Agent and Security Trustee in which, subject to the terms of the Original Agreement, the Lenders agreed to lend to the Borrower, and the Borrower agreed to borrow from the Lenders, the principal amount of up to Four Hundred Sixty Five Million Dollars (US$465,000,000) for the purpose of partly financing the construction of the drillship to be named FRONTIER BULLY I.
W I T N E S S E T H T H A T:
          WHEREAS, in accordance with the Original Agreement, Frontier Drillships, Ltd., an exempt company incorporated in the Cayman Islands, and Shell EP Offshore Ventures Limited, a company organized under the laws of the United Kingdom (collectively, the “Joint Venturers”) committed to provide Capital Contribution Funding pursuant to the Contribution Agreement in the maximum aggregate principal amount of One Hundred Fifteen Million Dollars ($115,000,000);
          WHEREAS, in accordance with Section 4.1(t) of the Original Agreement, the Agent received evidence that Forty Eight Million Dollars ($48,000,000) of the Capital Contribution Funding had been made by the Joint Venturers to the Borrower prior to the Drawdown Date of the Initial Advance;
          WHEREAS, the Borrower and the Lenders have agreed to amend the Original Agreement in accordance with the terms and conditions set forth herein to further clarify the parties’ understanding relating to when the remaining Sixty Seven Million Dollars ($67,000,000) of Capital Contribution Funding shall be required to be made available to the Borrower;
          WHEREAS, the Borrower and the Lenders have agreed to amend the Original Agreement to add a new Section 4.6 to require the Joint Venturers to make payments of Capital Contribution Funding prior to Borrower receiving certain Advances under the Senior Facility. The Borrower shall provide evidence to the Agent that payments of Capital Contribution Funding has been made to the Borrower in amounts equal to (i) Thirty Five Million Dollars ($35,000,000) if the amount outstanding under the Senior Facilities shall exceed Two Hundred and Thirty Million Dollars ($230,000,000) at any time; and (ii) Thirty Two Million Dollars ($32,000,000) if the amount outstanding under the Senior Facilities shall exceed Three Hundred and Fifty Million Dollars ($350,000,000) at any time; and

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          WHEREAS, each party hereto has agreed to consent to the amendment on the terms and conditions herein contained.
          NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, it is hereby agreed as follows:
          1. Definitions. Unless otherwise defined herein, words and expressions defined in the Original Agreement shall have the same meanings when used herein, including in the recitals hereto.
          2. Representations and Warranties. The Borrower hereby reaffirms, as of the date hereof, each and every representation and warranty made thereby in the Original Agreement, the Notes and the Security Documents (updated mutatis mutandis).
          3. Performance of Covenants. The Borrower hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Original Agreement, the Notes and the Security Documents on its part to be performed, and covenants and undertakes to continue duly to perform and observe such covenants and undertakings, as amended hereby, so long as the Original Agreement, the Notes and the Security Documents, as the same are amended hereby may hereafter be amended or supplemented, shall remain in effect.
          4. Amendment to the Original Agreement. Subject to the terms and conditions of this Amendment, the Original Agreement is hereby amended and supplemented as follows:
(a)	all references to “this Agreement” shall be deemed to refer to the Original Agreement as amended hereby;

(b)	Section 4.6 shall be added and shall include the following:
“Condition Precedent to Certain Advances of Senior Facilities: Capital Contribution Funding Thresholds. In addition to the conditions precedent set forth elsewhere in this Section 4, the Borrower shall be required to provide evidence to the Agent that the Joint Venturers have made such Capital Contribution Funding payments as required by this Section. The Lenders shall not be required to fund any Advance under the Senior Facilities in excess of the amounts set forth below until the Agent has received evidence to its satisfaction that the Joint Venturers have made Capital Contribution Funding payments in the corresponding amounts set out below. In respect of any Advance under the Senior Facilities, and without set-off for any amount provided pursuant to Section 4.3(g), the Joint Venturers shall, in addition to the Capital Contribution Funding required by Section 4.1(t), make payments of the Capital Contribution Funding to the Borrower in amounts equal to: (i) Thirty Five Million Dollars ($35,000,000) if the amount outstanding under the Senior Facilities shall exceed Two Hundred and Thirty Million Dollars ($230,000,000) at any time; and (ii) Thirty Two Million Dollars ($32,000,000) if the amount outstanding under the Senior

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Facilities shall exceed Three Hundred and Fifty Million Dollars ($350,000,000) at any time.”
          5. Conditions Precedent. The effectiveness of this Amendment shall be expressly subject to the following conditions precedent:
(a)	Compliance. The Borrower shall have complied and shall then be in compliance with all the terms, covenants and conditions of the Original Agreement, the Notes, the Security Documents and this Amendment which are binding upon it.

(b)	No Event of Default. No Default or Event of Default shall have occurred and be continuing under the Original Agreement, the Notes, the Security Documents or this Amendment, nor shall any event have occurred that, with notice or the passage of time, would reasonably be likely to become a Default or an Event of Default.

(c)	No Material Adverse Effect. No material adverse effect, nor any event that could reasonably be expected to have a material adverse effect, shall have occurred and be continuing since the date of this Amendment.

(d)	Corporate Authority. The Agent shall have received such evidence as it may deem necessary that the Borrower is duly authorized to execute, deliver and perform, as applicable, this Amendment and to engage in the transactions contemplated hereby.
          6. No Other Amendment. All other terms and conditions of the Original Agreement shall remain in full force and effect and the Original Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.
          7. Other Documents. By the execution and delivery of this Amendment, the Borrower and the Lenders hereby consent and agree that all references in the Notes and the Security Documents shall be deemed to refer to the Original Agreement as amended by this Amendment and all references to the Notes and the Security Documents or any thereof shall be deemed to be references to such documents as amended or substituted as required hereby. By the execution and delivery of this Amendment, the Borrower hereby consents and agrees that the Notes and the Security Documents shall remain in full force and effect notwithstanding the amendments contemplated hereby.
          8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
          9. Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.

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          10. Headings; Amendment. In this Amendment, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Amendment. This Amendment cannot be amended other than by written agreement signed by the parties hereto.
[Signature Page Follows]

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          IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment by its duly authorized representative on the day and year first above written.

BULLY 1, LTD., as Borrower
By:	/s/ V. Westerhout
	Name:	V. Westerhout
	Title:	General Manager

NIBC BANK N.V., as Arranger, Agent, Security Trustee and Lender As Lender:
By:	/s/ Dirk Kaper
	Name:	Dirk Kaper
	Title:	Associate Director

As Agent:
By:	/s/ Hans A. Nagtegaal
	Name:	Hans. A. Nagtegaal

By:	/s/ Marco R. Hofman
	Name:	Marco R. Hofman

STANDARD CHARTERED BANK, as Arranger and Lender
By:	/s/ Lisa Rumelin
	Name:	Lisa Rumelin
	Title:	Director, Structured Finance

BANK OF SCOTLAND PLC, as Arranger and Lender
By:	/s/ John Lowe
	Name:	John Lowe
	Title:	Director

ING BANK N.V., as Lender
By:	/s/ E.P. Nederbaum
	Name:	E.P. Nederbaum
	Title:	Vice President

By:	/s/ J.J. Prins
	Name:	J.J. Prins
	Title:	Managing Director

BAYERISCHE LANDESBANK, New York Branch, as Lender
By:	/s/ Andrew Kjoller
	Name:	Andrew Kjoller
	Title:	Vice President

By:	/s/ Christopher Kaminski
	Name:	Christopher Kaminski
	Title:	Vice President

BTMU CAPITAL CORPORATION, as Lender
By:	/s/ Cheryl A. Behan
	Name:	Cheryl A. Behan
	Title:	Senior Vice President

CREDIT INDUSTRIEL ET COMMERCIAL, as Lender
By:	/s/ Xavier Contard
	Name:	Xavier Contard
	Title:	Head of Middle Office

By:	/s/ Jean-Philippe Guillon
	Name:	Jean-Philippe Guillon
	Title:	Global Head of Shipping

NATIXIS, as Lender
By:	/s/ Amelie Zucchi
	Name:	Amelie Zucchi
	Title:	Authorized Signatory

By:	/s/ Knut Mathiassen
	Name:	Knut Mathiassen
	Title:	Deputy Head of Shipping Finance

HYPO PUBLIC FINANCE USA, INC., as Lender
By:	/s/ Jack Campbell
	Name:	Jack Campbell
	Title:	Managing Director

By:	/s/ Eve Evans
	Name:	Eve Evans
	Title:	Managing Director

SUMITOMO MITSUI BANKING CORPORATION, as Lender
By:	/s/ Masakazu Hasegawa
	Name:	Masakazu Hasegawa
	Title:	Joint General Manager

BAYERISCHE HYPO- UND VEREINSBANK AKTIENGESELLSCHAFT, MUNICH, acting through its Hamburg branch, as Lender
By:	/s/ Somitsch
	Name:	Somitsch
	Title:	Vice President

By:	/s/ Butenhoff
	Name:	Butenhoff

RZB FINANCE LLC, as Lender
By:	/s/ Shirley Ritch
	Name:	Shirley Ritch
	Title:	Assistant Vice President

By:	/s/ John A. Valiska
	Name:	John A. Valiska
	Title:	First Vice President

DNB NOR BANK ASA, as Lender
By:	/s/ Stian Lovseth
	Name:	Stian Lovseth
	Title:	Vice President

By:	/s/ Asa Jemseby Rodgers
	Name:	Asa Jemseby Rodgers
	Title:	Vice President

LANDESBANK HESSEN — THURINGEN GIROZENTRALE, as Lender
By:	/s/ David A. Leech
	Name:	David A. Leech
	Title:	Senior Vice President, Corporate Finance Division

By:	/s/ Gaelle Waddington
	Name:	Gaelle Waddington
	Title:	Assistant Vice President, Corporate Finance

EXECUTION VERSION
AMENDMENT NO. 2 AND CONSENT
TO
TERM LOAN AND CREDIT FACILITY AGREEMENT
PROVIDING FOR A
US$465,000,000
SECURED CREDIT FACILITY
DATED DECEMBER 21, 2007

MADE AMONG
BULLY 1, LTD.,
AS BORROWER,
THE BANKS AND FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HERETO,
AS LENDERS,
STANDARD CHARTERED BANK
AND
BANK OF SCOTLAND PLC,
AS ARRANGERS
AND
NIBC BANK N.V.,
AS ARRANGER, AGENT AND SECURITY TRUSTEE

JULY 28, 2010

AMENDMENT NO. 2 AND CONSENT TO TERM LOAN AND CREDIT FACILITY AGREEMENT
          THIS AMENDMENT NO. 2 AND CONSENT TO TERM LOAN AND CREDIT FACILITY AGREEMENT (this “Amendment”) is made as of the 28th day of July, 2010 by and among (i) BULLY 1, LTD., an exempt company incorporated in the Cayman Islands, as borrower (the “Borrower”), (ii) the financial institutions listed on the signature pages hereto as senior and/or junior lenders, as the case may be (together with their respective successors and assigns, the “Lenders”), (iii) STANDARD CHARTERED BANK, a company incorporated by Royal Charter in England (with reference number ZC18), BANK OF SCOTLAND PLC, a banking corporation organized and existing under the laws of Scotland, and NIBC BANK N.V., a banking corporation organized under the laws of The Netherlands (“NIBC”), as arrangers (the “Arrangers”), and (iv) NIBC as agent (in such capacity, the “Agent”) and security trustee (in such capacity, the “Security Trustee”) for the Lenders, and amends and is supplemental to the Term Loan and Credit Facility Agreement dated as of December 21, 2007 (as heretofore amended, restated or otherwise modified, the “Existing Agreement”) made by and among the Borrower, the Lenders, the Arrangers, the Agent and the Security Trustee in which, subject to the terms of the Existing Agreement, the Lenders agreed to lend to the Borrower, and the Borrower agreed to borrow from the Lenders, the principal amount of up to Four Hundred Sixty Five Million Dollars (US$465,000,000) for the purpose of partly financing the construction of a Bully-class drillship.
W I T N E S S E T H T H A T:
          WHEREAS, FDR Holdings is party to that certain Agreement and Plan of Merger (the “Merger Agreement”) dated June 27, 2010 among Noble Corporation, a Swiss corporation (“Noble”), Noble AM Merger Co. (“Merger Sub”), FDR Holdings, certain shareholders of FDR Holdings and the other parties thereto, pursuant to which, on the terms and subject to the conditions provided for therein, Merger Sub shall merge with and into FDR Holdings, with FDR Holdings being the surviving company (the “Merger”);
          WHEREAS, as a result of the Merger, FDR Holdings will become an indirect, wholly-owned Subsidiary of Noble;
          WHEREAS, in connection with the Merger, FDR Holdings, Frontier Drillships and the Purchasers desire to terminate the Sponsor Purchase Agreement (the “Sponsor Purchase Agreement Termination”) and to amend the Existing Agreement for certain other purposes provided for herein; and
          WHEREAS, the Borrower and the Lenders party hereto (which Lenders constitute Majority Lenders) have agreed to amend the Existing Agreement for the purposes provided for herein on the terms and conditions set forth herein.
          NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, it is hereby agreed as follows:

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          1. Definitions Unless otherwise defined herein, words and expressions defined in the Existing Agreement shall have the same meanings when used herein, including in the recitals hereto.
          2. Representations and Warranties (a) The Borrower hereby reaffirms, as of the date hereof, each and every representation and warranty made by the Borrower in the Existing Agreement (as amended hereby).
(b) The Borrower hereby represents and warrants that, immediately after the consummation of the Merger on the closing date thereof, FDR Holdings will be wholly-owned, directly or indirectly, by Noble Corporation.
          3. Events of Default The Borrower hereby represents and warrants that, as of the date hereof, no Event of Default or event which with the passing of time or the giving of notice, or both, would constitute an Event of Default has occurred and is continuing.
          4. Performance of Covenants The Borrower hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Existing Agreement, the Notes and the Security Documents on its part to be performed, and covenants and undertakes to continue duly to perform and observe such covenants and undertakings as are contained in the Existing Agreement, the Notes and the Security Documents (each as amended hereby), so long as the Existing Agreement, the Notes and the Security Documents, as the same are amended hereby or may hereafter be amended or supplemented, shall remain in effect.
          5. Amendments to the Existing Agreement Subject to the terms and conditions of this Amendment, the Existing Agreement is hereby amended and supplemented as follows:
(a)	Section 1.1 is amended to delete the definition of Sponsor Purchase Agreement set forth therein.

(b)	Section 2.1(o) is amended to delete the phrase (i) “the Sponsor Purchase Agreement or” contained in the second sentence thereof and (ii) “the Sponsor Purchase Agreement,” contained in the last sentence thereof.

(c)	Section 2.1(z) is amended and restated as follows:

"[Intentionally omitted.]”

(d)	Section 8.1(p) shall be amended and restated as follows:

“Cancellation or Termination of Contribution Agreement. The Contribution Agreement has been repudiated, cancelled, materially changed or it has been terminated for any reason without the prior written consent of the Majority Lenders.”

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(e)	Clause (ii) of Section 9.2(o) shall be amended and restated as follows:

“(ii) materially amend the Bareboat Charter, Approved Joint Venture, MDO Contract, Contribution Agreement or any Security Document without the prior written approval of the Majority Lenders;”

(f)	Section 18.1 shall be amended (i) to delete the notice information for the Security Parties in its entirety and to replace it as follows:

“Maples and Calder PO Box 309, Ugland House South Church Street, George Town Grand Cayman KY1-1104 Cayman Islands

with a copy to

Bully 1, Ltd. c/o Noble Drilling Services Inc. 13135 South Dairy Ashford, Suite 800 Sugar Land, TX 77478 Attn: Steve Donley Facsimile: 281.276.6344”

and (ii) to add the following sentence directly at the end thereof:

“Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.”

(g)	The undersigned Lenders hereby acknowledge and agree that the Notes and each Security Document shall be automatically amended without any further action by any party thereto to substitute the notice information for the Borrower contained in Section 5(f) above for the existing notice information for the Borrower contained therein, in each instance where such notice information appears.
          6. New Vessel Name The Borrower hereby informs the Agent, Security Trustee and Lenders that, at or after the consummation of the Merger, the name of the Vessel may be changed to a new name (the “New Vessel Name”). The undersigned Lenders hereby acknowledge and agree that, upon receipt by the Agent of written notice from the Borrower specifying the New Vessel Name, (i) the Existing Agreement (as amended hereby), the Notes and each Security Document shall be automatically amended without any further action by any party thereto to replace the phrase “Frontier Bully I” in each instance where such phrase appears therein with the New Vessel Name, except the Borrower agrees to register and submit all documentation required by the Republic of the Marshall Islands Maritime Administrator (or, if the Vessel’s name is changed after giving effect to the Vessel Reflagging (as defined in Section 7 below), by the maritime authorities of Liberia) to effect the Vessel’s name change and (ii) the

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defined term “Vessel” in the Existing Agreement (as amended hereby) shall be automatically amended without any further action by any party thereto to reflect the New Vessel Name.
          7. Reflagging The Borrower hereby requests that, at or after the consummation of the Merger, the Vessel may be reflagged in Liberia (the “Vessel Reflagging”). The undersigned Lenders hereby consent to the Vessel Reflagging at any time within one (1) calendar year after the date hereof, provided that the Borrower shall deliver to the Agent (i) copies of such documents and instruments as are necessary to evidence the reflagging of the Vessel in Liberia promptly after receipt thereof and (ii) prior to giving effect to the Vessel Reflagging, any Security Documents, including a first preferred Liberian mortgage over the Vessel, and documents related thereto as the Agent shall reasonably require with respect to the Vessel, such Security Documents, first preferred Liberian mortgage over the Vessel, and documents related thereto to be in such form and substance as is satisfactory to the Security Trustee. Upon receipt by the Agent of written notice from the Borrower of the consummation of the Vessel Reflagging, the Existing Agreement (as amended hereby), the Notes and each Security Document (other than the Mortgage) shall be automatically amended without any further action by any party thereto to reflect the Vessel Reflagging. The undersigned Lenders hereby agree that the Vessel Reflagging shall not result in an Event of Default under the Existing Agreement, any Notes or any of the Security Documents.
          8. New Registered Office (a) The Borrower hereby informs the Agent that, at or after the consummation of the Merger, the registered office of the Borrower and the Operating Entity may be changed to Maples & Calder, PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands (the “New Registered Office”). The undersigned Lenders hereby acknowledge and agree that, upon receipt by the Agent of written notice from the Borrower that the registered office has been changed to the New Registered Office, Section 2.1(q) of the Existing Agreement (as amended hereby) shall be automatically amended and restated without any further action by any party thereto as follows:
“(q) Offices. The registered office of each of the Borrower and the Operating Entity is located at Maples & Calder, PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.”
     (b) Notwithstanding anything contained in the Existing Agreement (as amended hereby), the Notes or any Security Document to the contrary, the undersigned Lenders hereby (a) consent to the change in the location of the Borrower’s and the Operating Entity’s registered office to the New Registered Office pursuant to Section 8(a) above, and (b) agree that the change in the location of the Borrower’s and the Operating Entity’s registered office to the New Registered Office pursuant to Section 8(a) above shall not result in an Event of Default under the Existing Agreement, any Notes or any of the Security Documents.
          9. Consents Notwithstanding anything contained in the Existing Agreement (as amended hereby), the Notes or any Security Document to the contrary, the undersigned Lenders hereby (a) consent to the Sponsor Purchase Agreement Termination pursuant to Section 8.1(p) of the Existing Agreement, (b) agree that the Sponsor Purchase Agreement Termination shall not result in an Event of Default under the Existing Agreement, any Notes or any of the Security Documents, (c) consent to the Vessel Reflagging pursuant to

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Section 9.2(l) of the Existing Agreement and (d) agree that the Vessel Reflagging shall not result in an Event of Default under the Existing Agreement, any Notes or any of the Security Documents.
          10. Conditions Precedent The effectiveness of this Amendment shall be expressly subject to the following conditions precedent:
(a)	Compliance. The Borrower shall have complied and shall then be in compliance with all the terms, covenants and conditions of the Existing Agreement (as amended hereby), the Notes and the Security Documents which are binding upon it.

(b)	No Event of Default. No default or Event of Default shall have occurred and be continuing under the Existing Agreement (as amended hereby), the Notes or the Security Documents, nor shall any event have occurred that, with notice or the passage of time, would reasonably be likely to become a default or an Event of Default.

(c)	No Material Adverse Effect. No material adverse effect, nor any event that could reasonably be expected to have a material adverse effect, shall have occurred and be continuing since the date of this Amendment.

(d)	Corporate Authority. The Agent shall have received such evidence as it may deem necessary that the Borrower is duly authorized to execute, deliver and perform, as applicable, this Amendment and to engage in the transactions contemplated hereby.
          11. No Other Amendment All other terms and conditions of the Existing Agreement not expressly amended, waived or otherwise modified pursuant hereto shall remain in full force and effect and the Existing Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.
          12. Effect of Amendment By the execution and delivery of this Amendment, the Borrower and the Lenders hereby consent and agree that each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Existing Agreement, any Note or any Security Document shall refer to the Existing Agreement, as amended hereby. By the execution and delivery of this Amendment, the Borrower hereby consents and agrees that the Notes and the Security Documents shall remain in full force and effect notwithstanding the amendments contemplated hereby; provided, however, that any reference in the Notes or the Security Documents to the Sponsor Purchase Agreement shall be deleted.
          13. Governing Law This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
          14. Counterparts This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate

5

counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.
          15. Headings; Amendment In this Amendment, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Amendment. This Amendment cannot be amended other than by written agreement signed by the parties hereto.
[SIGNATURE PAGE FOLLOWS]

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          IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment by its duly authorized representative on the day and year first above written.

BULLY 1, LTD., as Borrower
By:	/s/ Vern Westerhout
	Name:	Vern Westerhout
	Title:	General Manager

NlBC BANK N.V., as Arranger, Agent and Security Trustee
By:	/s/ Marco R. Hofman
	Name:	Marco R. Hofman
	Title:	Associate Director

By:	/s/ Marco Knijff
	Name:	Marco Knijff

NlBC BANK N.V., as Lender
By:	/s/ Marco R. Hofman
	Name:	Marco R. Hofman
	Title:	Associate Director

By:	/s/ J. van der Putten
	Name:	J. van der Putten
	Title:	Associate Director

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BANK OF SCOTLAND PLC, as Arranger and Lender
By:	/s/ Shelley Morrison
	Name:	Shelley Morrison
	Title:	Associate Director

ING BANK N.V., as Lender
By:	/s/ [Illegible]
	Name:	[Illegible]
	Title:	Director

By:	/s/ Michael Klemme
	Name:	Michael Klemme
	Title:	Managing Director

BAYERISCHE LANDESBANK, New York Branch, as Lender
By:	/s/ Andrew Kjoller
	Name:	Andrew Kjoller
	Title:	First Vice President

By:	/s/ Thomas Augustin
	Name:	Thomas Augustin
	Title:	First Vice President

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CREDIT INDUSTRIEL ET COMMERCIAL, as Lender
By:	/s/ Jean-Philippe Guillon
	Name:	Jean-Philippe Guillon
	Title:	Head of Shipping and Offshore

By:	/s/ Marieme Karadag
	Name:	Marieme Karadag

NATIXIS, as Lender
By:	/s/ Amelie Zucchi
	Name:	Amelie Zucchi
	Title:	Middle Officer

By:	/s/ Frederic Neouze
	Name:	Frederic Neouze
	Title:	Vice President, Offshore

HYPO PUBLIC FINANCE USA, INC., as Lender
By:	/s/ Peter Herberger
	Name:	Peter Herberger
	Title:	Head of Infrastructure and Asset Finance Americas

By:	/s/ Thomas Drelles
	Name:	Thomas Drelles
	Title:	Managing Director

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UNICREDIT BANK AG formerly known as BAYERISCHE HYPO-UND VEREINSBANK AKTIENGESELLSCHAFT, MUNICH, acting through its Hamburg branch, as Lender
By:	/s/ Dr. Hopfner
	Name:	Dr. Hopfner
	Title:	Vice President

By:	/s/ Somitsch
	Name:	Somitsch
	Title:	Vice President

RZB FINANCE LLC, as Lender
By:	/s/ Stephen A. Plauche
	Name:	Stephen A. Plauche
	Title:	First Vice President

By:	/s/ Christoph Hoedl
	Name:	Christoph Hoedl
	Title:	First Vice President

DNB NOR BANK ASA, as Lender
By:	/s/ Barbara Gronquist
	Name:	Barbara Gronquist
	Title:	Senior Vice President

By:	/s/ Stian Lovseth
	Name:	Stian Lovseth
	Title:	Vice President

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THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, as Lender
By:	/s/ Ciaran McGill
	Name:	Ciaran McGill
	Title:	Deputy Manager

By:	/s/ Erin Clarke
	Name:	Erin Clarke
	Title:	Deputy Manager

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